EXHIBIT 10












                   CREDIT AGREEMENT

              Dated as of August 28, 1995

                        between

                 TRANS-LUX CORPORATION
           TRANS-LUX CONSULTING CORPORATION
              TRANS-LUX SIGN CORPORATION
           TRANS-LUX MONTEZUMA CORPORATION
                          and
         INTEGRATED SYSTEMS ENGINEERING, INC.

                    as Borrowers

                         and

                 FIRST FIDELITY BANK

                      as Lender









                           TABLE OF CONTENTS


                                                           Page

1.   AMOUNT AND TERMS OF CREDIT FACILITIES . . . . . . . . .  1
     1.01   Loans. . . . . . . . . . . . . . . . . . . . . .  1
     1.02   Repayment; Prepayment. . . . . . . . . . . . . .  1
     1.03   Use of Proceeds. . . . . . . . . . . . . . . . .  2
     1.04   Interest on Loans. . . . . . . . . . . . . . . .  2
     1.05   Fees . . . . . . . . . . . . . . . . . . . . . .  3
     1.06   Receipt of Payments. . . . . . . . . . . . . . .  3
     1.07   Application and Allocation of
              Payments . . . . . . . . . . . . . . . . . . .  3
     1.08   Accounting . . . . . . . . . . . . . . . . . . .  3
     1.09   Indemnity. . . . . . . . . . . . . . . . . . . .  4
     1.10   Access . . . . . . . . . . . . . . . . . . . . .  4
     1.11   Taxes. . . . . . . . . . . . . . . . . . . . . .  5
     1.12   Capital Adequacy . . . . . . . . . . . . . . . .  6
     1.13   Current Outstanding Indebtedness . . . . . . . .  7
     1.14   Replacement Real Estate Collateral . . . . . . .  7

2.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . .  7

3.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . .  8
     3.01   Corporate Existence; Compliance with
              Law. . . . . . . . . . . . . . . . . . . . . .  8
     3.02   Executive Offices; Corporate or
              Other Names. . . . . . . . . . . . . . . . . .  9
     3.03   Corporate Power; Authorization;
              Enforceable Obligations. . . . . . . . . . . .  9
     3.04   Financial Statements and
              Projections. . . . . . . . . . . . . . . . . .  9
     3.05   Material Adverse Change. . . . . . . . . . . . .  9
     3.06   Ownership of Property; Liens . . . . . . . . . . 10
     3.07   Restrictions; No Default; Material
              Contracts. . . . . . . . . . . . . . . . . . . 10
     3.08   Labor Matters. . . . . . . . . . . . . . . . . . 11
     3.09   Ventures, Subsidiaries and
              Affiliates; Outstanding Stock and
              Indebtedness . . . . . . . . . . . . . . . . . 11
     3.10   Government Regulation. . . . . . . . . . . . . . 11
     3.11   Margin Regulations . . . . . . . . . . . . . . . 11
     3.12   Taxes. . . . . . . . . . . . . . . . . . . . . . 12
     3.13   ERISA. . . . . . . . . . . . . . . . . . . . . . 12
     3.14   No Litigation. . . . . . . . . . . . . . . . . . 14
     3.15   Brokers. . . . . . . . . . . . . . . . . . . . . 14
     3.16   Patents, Trademarks, Copyrights and
              Licenses . . . . . . . . . . . . . . . . . . . 14
     3.17   Full Disclosure. . . . . . . . . . . . . . . . . 14
     3.18   Hazardous Materials. . . . . . . . . . . . . . . 15
     3.19   Insurance Policies . . . . . . . . . . . . . . . 15
     3.20   Deposit and Disbursement Accounts. . . . . . . . 15
     3.21   Solvency . . . . . . . . . . . . . . . . . . . . 15

4.   FINANCIAL STATEMENTS AND INFORMATION. . . . . . . . . . 15
     4.01   Reports and Notices. . . . . . . . . . . . . . . 15
     4.02   Communication with Accountants . . . . . . . . . 15

5.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . 16
     5.01   Maintenance of Existence and Conduct
              of Business. . . . . . . . . . . . . . . . . . 16
     5.02   Payment of Charges and Claims. . . . . . . . . . 16
     5.03   Books and Records. . . . . . . . . . . . . . . . 17
     5.04   Litigation . . . . . . . . . . . . . . . . . . . 17
     5.05   Insurance. . . . . . . . . . . . . . . . . . . . 17
     5.06   Compliance with Laws . . . . . . . . . . . . . . 18
     5.07   Agreements . . . . . . . . . . . . . . . . . . . 18
     5.08   Supplemental Disclosure. . . . . . . . . . . . . 18
     5.09   Environmental Matters. . . . . . . . . . . . . . 18
     5.10   Landlord's Agreements. . . . . . . . . . . . . . 19
     5.11   Certain Obligations Respecting
              Subsidiaries . . . . . . . . . . . . . . . . . 19
     5.12   Application of Proceeds. . . . . . . . . . . . . 19
     5.13   Fiscal Year. . . . . . . . . . . . . . . . . . . 19
     5.14   Casualty and Condemnation. . . . . . . . . . . . 19
     5.15   Closing Fee. . . . . . . . . . . . . . . . . . . 20
     5.16   Material Subsidiaries. . . . . . . . . . . . . . 20
     5.17   Further Assurances.. . . . . . . . . . . . . . . 20

6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . 21
     6.01   Mergers, Subsidiaries, Etc.. . . . . . . . . . . 21
     6.02   Investments. . . . . . . . . . . . . . . . . . . 21
     6.03   Indebtedness . . . . . . . . . . . . . . . . . . 21
     6.04   Employee Loans and Transactions;
              Employment Agreements. . . . . . . . . . . . . 21
     6.05   Capital Structure and Business . . . . . . . . . 22
     6.06   Guaranteed Indebtedness. . . . . . . . . . . . . 22
     6.07   Liens. . . . . . . . . . . . . . . . . . . . . . 22
     6.08   Sale of Assets . . . . . . . . . . . . . . . . . 23
     6.09   Material Contracts . . . . . . . . . . . . . . . 23
     6.10   ERISA. . . . . . . . . . . . . . . . . . . . . . 23
     6.11   Financial Covenants. . . . . . . . . . . . . . . 23
     6.12   Hazardous Materials. . . . . . . . . . . . . . . 23
     6.13   Sale-Leasebacks. . . . . . . . . . . . . . . . . 23
     6.14   Cancellation of Indebtedness . . . . . . . . . . 24
     6.15   Restricted Payments. . . . . . . . . . . . . . . 24
     6.16   Real Property Leases . . . . . . . . . . . . . . 24
     6.17   Bank Accounts. . . . . . . . . . . . . . . . . . 24
     6.18   No Speculative Transactions. . . . . . . . . . . 24
     6.19   Margin Regulations . . . . . . . . . . . . . . . 24
     6.20   Limitation on Negative Pledge
              Clauses. . . . . . . . . . . . . . . . . . . . 24
     6.21   Accounting Changes . . . . . . . . . . . . . . . 24


7.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . 25
     7.01   Duration . . . . . . . . . . . . . . . . . . . . 25
     7.02   Survival of Obligations. . . . . . . . . . . . . 25

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES . . . . . . . . 25
     8.01   Events of Default. . . . . . . . . . . . . . . . 25
     8.02   Remedies . . . . . . . . . . . . . . . . . . . . 27
     8.03   Waivers by Borrowers . . . . . . . . . . . . . . 27

9.   SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . 28
     9.01   Successors and Assigns . . . . . . . . . . . . . 28
     9.02   Assignments and Participations . . . . . . . . . 28

10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 29
     10.01  Complete Agreement; Modification of
              Agreement. . . . . . . . . . . . . . . . . . . 29
     10.02  Fees and Expenses. . . . . . . . . . . . . . . . 29
     10.03  No Waiver. . . . . . . . . . . . . . . . . . . . 30
     10.04  Remedies . . . . . . . . . . . . . . . . . . . . 30
     10.05  Severability . . . . . . . . . . . . . . . . . . 30
     10.06  Conflict of Terms. . . . . . . . . . . . . . . . 30
     10.07  Right of Set-off . . . . . . . . . . . . . . . . 30
     10.08  Authorized Signature . . . . . . . . . . . . . . 30
     10.09  GOVERNING LAW. . . . . . . . . . . . . . . . . . 31
     10.10  Notices. . . . . . . . . . . . . . . . . . . . . 31
     10.11  Section Titles . . . . . . . . . . . . . . . . . 33
     10.12  Counterparts . . . . . . . . . . . . . . . . . . 33
     10.13  Time of the Essence. . . . . . . . . . . . . . . 33
     10.14  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . 33
     10.15  PREJUDGMENT REMEDY WAIVER. . . . . . . . . . . . 34

           INDEX OF ANNEXES, SCHEDULES AND EXHIBITS


  Annex A      -    Definitions
  Annex B      -    Schedule of Closing Documents
  Annex C      -    Schedule of Certain Fees
  Annex D      -    Financial Statements,
                      Projections and Notices
  Annex E      -    Insurance Requirements

  Schedule 1.1      -    Loans
  Schedule 1.2      -    Repayment of Loans
  Schedule 1.3      -    Use of Proceeds
  Schedule 3.2      -    Executive Offices; Trade Names
  Schedule 3.4      -    Financial Statements and
                           Projections
  Schedule 3.5      -    Dividends
  Schedule 3.6      -    Real Estate and Leases
  Schedule 3.7      -    Material Contracts
  Schedule 3.8      -    Labor Matters
  Schedule 3.9      -    Ventures, Subsidiaries and
                           Affiliates; Outstanding
                           Stock
  Schedule 3.12     -    Tax Matters
  Schedule 3.13     -    ERISA Plans
  Schedule 3.14     -    Litigation
  Schedule 3.16     -    Patents, Trademarks,
                           Copyrights and Licenses
  Schedule 3.18     -    Hazardous Materials
  Schedule 3.19     -    Insurance Policies
  Schedule 3.20     -    Disbursement and Deposit
                           Accounts
  Schedule 6.2      -    Investments
  Schedule 6.3      -    Indebtedness
  Schedule 6.4      -    Loans to and Transactions
                           with Employees
  Schedule 6.7      -    Liens
  Schedule 6.11     -    Financial Covenants
  Schedule 10.8     -    Authorized Signatures

  Exhibit A    -    Form of Notes
  Exhibit B    -    Form of Unlimited Guaranty
  Exhibit C    -    Form of Security Agreement
  Exhibit D    -    Form of Notice of Revolving Credit Advance
  Exhibit E    -    Form of Swap Agreement


                      CREDIT AGREEMENT

     AGREEMENT, dated as of August 28, 1995, among TRANS-LUX CORPORATION, a Delaware corporation,
  TRANS-LUX CONSULTING CORPORATION, a Delaware corporation, TRANS-LUX SIGN CORPORATION, a Delaware corporation, TRANS-LUX MONTEZUMA CORPORATION, a New
  Mexico corporation, INTEGRATED SYSTEMS ENGINEERING,
  INC., a Utah corporation, and FIRST FIDELITY BANK, a
  Connecticut banking corporation.

                          Background

     A. One or more of the Borrowers has requested that the Lender extend certain loans to one or more of the Borrowers upon the terms and conditions set forth herein.

     B. Capitalized terms used herein shall have the meanings ascribed to them on Annex A. All
  Schedules, Annexes, Attachments and Exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement.
  Unless otherwise expressly set forth herein, or in a written amendment referring to such Schedules and Annexes, all Schedules and Annexes referred to herein shall mean the Schedules as in effect at the Closing Date. As used herein, the plural shall include the singular, the singular includes the plural, and pronouns in any gender (masculine, feminine or neuter) all apply to all genders. The recitals contained in this Background shall be construed as part of this Agreement.

                           Agreement

     In consideration of the Background and the mutual covenants contained herein, the parties hereto, intending to be bound legally, agree as follows:

  1. AMOUNT AND TERMS OF CREDIT FACILITIES

     1.01 Loans.  Subject to the terms and
  conditions on Schedule 1.1, Lender agrees to make the Loans to one or more of the Borrowers on the Closing Date.


     1.02 Repayment; Prepayment.

          (a)  Borrowers shall repay the
  indebtedness of the Loans in accordance with the provisions of Schedule 1.2.

          (b)  Borrowers shall have the right at any
  time to satisfy the indebtedness of the Notes, in whole or in part.

          (c)  TLX shall maintain an account
  continuously with Lender until the Obligations are paid in full. At Borrower's option and subject to the provisions of subsection (e) of Schedule 1.2, Lender may debit such account (or any other account maintained by any Borrower with Lender) for the amount of any payment as and when such payment becomes due hereunder. The foregoing shall not affect Borrower's obligations to pay when due all accounts payable hereunder, whether or not there are sufficient funds in any accounts of Borrowers. The foregoing rights of Lender to debit any Borrower's account shall be in addition to, and not in limitation of, any right of set-off which Lender and/or any of its Affiliates may have hereunder or under the Loan Documents and Borrowers agree that the rights hereunder shall not limit Lender's recourse to any particular source of fund or moneys.

     1.03 Use of Proceeds. Borrowers shall use the proceeds of the Loans for the purposes set forth on the attached Schedule 1.3.

     1.04 Interest on Loans.

          (a)  Borrowers shall pay interest on the
  indebtedness of the Loans in accordance with the terms and conditions set forth on Schedule 1.2.

          (b)  Upon the occurrence and during the
  continuance of any Event of Default, upon Lender's contemporaneous written notice to Borrower, the interest rate applicable to all of the Obligations, including, without limitation, the Loans, shall be increased, effective as of the date of the Default giving rise to such Event of Default, to the Default
  Rate; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.01(f),
  (g) or (h), the interest rate applicable to all of the Obligations shall be increased automatically to the Default Rate without the necessity of any action on the part of Lender. Notwithstanding the foregoing, Borrower's agree that Lender's failure to give the foregoing notice shall not affect Lender's right to impose the Default Rate upon the occurrence and continuance of an Event of Default.

          (c)  Notwithstanding anything to the
  contrary set forth in this Section 1.04, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate;
  provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which such Lender would have received had the interest rate payable hereunder been (but for the operation of this subsection) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in
  Section 1.04 (a) and (b) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this subsection shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum
  Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
  In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section
  1.04(c), shall make a final determination that Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum
  Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid
  Obligations and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

     1.05 Fees. As compensation for Lender's costs, skills, services and efforts incurred and expended in making the Loans available to Borrowers, Borrowers agree to pay to Lender the Fees set forth in Annex C.

     1.06 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds. For purposes of computing interest and Fees (a) all payments consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Lender upon receipt and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon receipt of good funds following deposit by Lender.

     1.07 Application and Allocation of Payments.
  Any and all payments at any time or times hereafter received from or on behalf of Borrowers shall be applied in the following order: (i) then due and payable Fees, expenses and other Obligations; (ii) then due and payable interest payments on the Loans;
  (iii) Obligations to Lender then due and payable other than Fees, expenses and interest and principal payments; and (iv) then due and payable principal payments on the Loans in order of maturity. Lender is authorized to, and at its option may, make or cause to be made expenditures by Lender on behalf of Borrowers for payment of all Fees, expenses, charges, costs, principal, interest, or other
  Obligations then due and payable by Borrowers under this Agreement or any of the Loan Documents with respect to the Loans, and Borrowers agree that the making of any such expenditure shall be deemed a borrowing under Loan C and shall constitute an automatic Default entitling Lender to exercise all rights and remedies available under this Agreement, any other Loan Document or applicable law.
  Notwithstanding the foregoing, with respect to principal and interest payments under Loan A and Loan B, it shall not be deemed a borrowing under Loan C until five days after the due date for such payments.

     1.08 Accounting. Lender will provide a monthly accounting of transactions under the Loans to Borrowers. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein, unless Borrowers, within 30 days after the date any such accounting is rendered, shall notify Lender in writing of any objection which Borrowers may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items
  (the "disputed items") expressly objected to in such notice shall be deemed to be disputed by Borrowers.
  Lender's determination, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on Borrowers.

     1.09 Indemnity.

          (a)  Borrowers shall indemnify, jointly
  and severally and hold Lender and its Affiliates, officers, directors, employees, attorneys and agents
  (each, an "Indemnified Person"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees, disbursements and court costs and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Loan Document or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs, provided, that Borrowers shall not be liable for any indemni-fication to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. NO
  INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO
  ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR
  THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER
  PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH
  PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR
  CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A
  RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN
  DOCUMENTS.

  In any suit proceeding or action brought by Lender relating to any Account, Chattel Paper, Contract,
  General Intangible, Instrument, Equipment or
  Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or
  Document, Borrowers shall, jointly and severally, save, indemnify and keep each Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrowers of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrowers, all such obligations of Borrowers shall be and remain enforceable against, and only against, Borrowers and shall not be enforceable against any Indemnified
  Person.

          (b)  Borrowers hereby acknowledge and
  agree that Lender (as of the date hereof) (i) is not now and has not ever been in control of any of the Subject Property or the affairs of any of the Borrowers, and (ii) does not have the capacity through the provisions of the Loan Documents to influence conduct with respect to the ownership, operation or management of any of the Subject
  Property.

     1.10 Access. (a) Borrowers shall, and shall cause each of its Subsidiaries to: (i) provide access during normal business hours to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate, upon advance notice of two calendar days, to the extent practicable (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times), to the properties and facilities of Borrowers or any of its Subsidiaries; (ii) permit
  Lender and any of its officers, employees and agents to inspect, audit and make extracts from any of Borrowers' records, files and books of account; and
  (iii) permit on behalf of Lender, to conduct audits to inspect, review and evaluate the Collateral, and Borrower agree to render to Lender at Borrowers' cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.
  Borrowers shall, and shall cause each of their Subsidiaries to, make available to Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Lender may reasonably request. Borrowers shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrowers. Borrowers shall instruct their certified public accountants and its banking and other financial institutions to make available to Lender such information and records as Lender may reasonably request and, absent the occurrence and continuance of an Event of Default, Lender agrees to endeavor to give prior notice of such request to Borrowers.

          (b)  With respect to the audits to be
  conducted by Lender, Borrowers agree that during the occurrence and continuance of an Event of Default, the costs of such shall be borne by Borrowers and that (i) Lender shall have the right, prior to a Default, to conduct one audit during each calendar year, (ii) there shall be no limit (other than one of reasonableness) to the number of audits that Lender may conduct subsequent to a Default and the continuation thereof, and (iii) there shall be no limit on the cost of any audit conducted by Lender subsequent to the occurrence and continuation of a Default.

     1.11 Taxes.

          (a)  Any and all payments by or on behalf
  of Borrowers hereunder or under the Notes, or any other Loan Document, shall be made, in accordance with this Section 1.11, free and clear of, and without deduction for any and all present or future
  Taxes. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes or any other
  Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
  Section 1.11), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

          (b)  In addition, Borrowers agree to pay
  any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other
  Taxes").

          (c)  Borrowers shall indemnify and pay,
  within 10 days of demand therefor, Lender for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
  Section 1.11) paid by Lender and any liability
  (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

          (d)  Within 30 days after the date of any
  such payment of Taxes or Other Taxes, Borrowers shall furnish to Lender, at its address referred to in Section 10.10, the original or a certified copy of a receipt evidencing payment thereof.

          (e)  If Lender subsequently receives from
  a taxing authority a refund of any Tax or Other Tax previously paid by any Borrower and for which Borrowers have indemnified Lender pursuant to this
  Section 1.11, Lender shall within 30 days after receipt of such refund, and to the extent permitted by applicable law, pay to Borrowers the net amount of any such refund after deducting taxes and expenses attributable thereto.

     1.12 Capital Adequacy.

          (a)  Borrowers shall pay directly to
  Lender from time to time on request within 30 days after receiving the certificates referred in subsection (b) below, such amounts as Lender may reasonably determine to be necessary to compensate
  Lender for any costs that it reasonably determines are attributable to the maintenance by Lender, pursuant to any law or regulation or any interpretation, directive or request of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing after the date hereof any risk-based capital guideline or other capital requirement heretofore or hereafter issued by any Governmental Authority in respect of the Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of Lender to a level below that Lender could have achieved but for such law, regulation, interpretation, directive or request) unless such Regulatory Change or other requirement is declared invalid.

          (b)  Lender shall, as promptly as
  practicable, notify Borrowers of any event occurring after the date of this Agreement entitling Lender to compensation under this Section 1.12 but in any event within 45 days, after Lender obtains actual knowledge thereof; provided that if Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, Lender shall, with respect to compensation payable pursuant to this Section 1.12 in respect of any costs resulting from such event, only be entitled to payment under this Section 1.12 for costs incurred from and after the date 45 days prior to the date that Lender does give such notice. Lender will furnish to Borrowers a certificate setting forth the basis and amount of each request by Lender for compensation under this
  Section 1.12.  Determinations and allocations by
  Lender for purposes of this Section 1.12 of the effect of any Regulatory Change pursuant to or of capital maintained pursuant to this Section 1.12, on its costs or rate of return of extending the Loans, and of the amounts required to compensate Lender under this Section 1.12, shall be conclusive absent manifest error.

     1.13 Current Outstanding Indebtedness.
  Borrowers acknowledge that the Loans represent current existing Indebtedness to Lender and that such Indebtedness shall continue to be secured by the Collateral and the Borrowers acknowledge and agree that such Collateral remains subject to a security interest to secure the Indebtedness of the Loans and the other Obligations of the Borrowers re-evidenced by this Agreement.

     This Agreement is given as a substitution of, and not as payment of, the current existing
  Indebtedness of Borrowers to Lender and is not intended to constitute a novation of the agreements evidencing such Indebtedness.

     1.14 Replacement Real Estate Collateral.
  Borrowers shall have the right to request from time to time a release of Lender's lien or mortgage encumbering one or more of the parcels of real property owned by one of the Borrowers to secure the indebtedness of the Notes or the Guaranties if, after giving effect to the proposed release, (a) no Default then exists or would exist, (b) the ratio of the then outstanding balance of the indebtedness of Note A to the aggregate appraised value of all such proposed remaining parcels of real property and any unencumbered assets of Borrowers which Borrowers propose to mortgage, or grant a security interest in, to Lender is not less than 0.70 to 1.00. In connection with any such proposed release, Lender shall have the right, in its sole discretion, to obtain appraisals for such parcels of real property or valuations of personal property and Borrowers agree that they shall be responsible to pay the costs of such appraisals and valuations.


  2. CONDITIONS PRECEDENT

     Conditions to the Funding of the Loans.

     Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Borrowers shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Lender shall not be obligated to fund the Loans, or to take, fulfill, or perform any other action hereunder, until the following conditions have been fulfilled to the satisfaction of Lender:

          (a)  This Agreement or counterparts
  thereof shall have been duly executed by, and delivered to, Borrowers and Lender.

          (b)  Lender shall have received such
  documents, instruments, certificates, opinions and agreements as Lender shall request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements and other materials listed in the Schedule of Documents each in form and substance satisfactory to Lender.

          (c)  Evidence satisfactory to Lender that
  Borrowers have obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required by Borrowers, to the terms and to the execution and delivery, of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

          (d)  Evidence satisfactory to Lender that
  the insurance policies provided for in Section 3.19 and Annex E are in full force and effect, together with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Lender and in form and substance satisfactory to Lender.

          (e)  Payment by Borrowers to Lender of all
  reasonable Fees, costs, and expenses of closing
  (including fees and expenses of consultants and counsel to Lender).

          (f)  No action, proceeding, investigation,
  regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          (g)  Lender, in its sole judgment, shall
  have determined that (i) Borrowers shall not have made any Restricted Payment and (ii) no material increase in liabilities, liquidated or contingent, of Borrowers, or material decrease in the assets of Borrowers, shall have occurred since June 30, 1995,
  (iii) no Material Adverse Effect shall have occurred since June 30, 1995.


  3. REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, Borrowers represent and warrant, jointly and severally, to Lender (for itself and each Subsidiary and Affiliate) that:

     3.01 Corporate Existence; Compliance with Law.
  Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on Borrowers' collective ability to comply with their obligations under this Agreement; (ii) has the requisite corporate authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct where the failure to do so would singly or in the aggregate have a Material Adverse Effect upon the business assets, liabilities, financial condition or results of operation or business prospects of Borrowers on a consolidated basis; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance in all material respects with all applicable provisions of law.

     3.02 Executive Offices; Corporate or Other
  Names. The current locations of each Borrower's chief executive office and principal place of business is set forth in Schedule 3.2, and, except as set forth on Schedule 3.2, such location has not changed during the preceding twelve months. During the prior five years, except as set forth on
  Schedule 3.2, none of the Borrowers has been known as or used any corporate, fictitious or trade name.

     3.03 Corporate Power; Authorization;
  Enforceable Obligations. The execution, delivery and performance by Borrowers of the Loan Documents and all other instruments and documents to be delivered by Borrowers hereunder and thereunder to the extent it is a party thereto and the creation of all Liens provided for herein and therein: (i) are within each Borrower's corporate power; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of each Borrower's certificate or articles of incorporation or by-laws or other organizational documents; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality applicable to any Borrower; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrowers are a party or by which Borrowers or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrowers other than those in favor of Lender, all pursuant to the Loan Documents; and
  (vii) do not require Borrowers to obtain the consent or approval of any Governmental Authority or any other Person, except those referred to in Section
  2.01(c), all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrowers and each shall then constitute a legal, valid and binding obligation of Borrowers, enforceable against
  Borrowers in accordance with its terms.

     3.04 Financial Statements and Projections.
  Borrowers have delivered the financial statements and Projections identified on Schedule 3.4, and each such financial statement and Projection complies in all material respects with the description thereof contained on Schedule 3.4.

     3.05 Material Adverse Change. As of the date hereof, none of the Borrowers has material obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments required to be reflected which are not reflected in the unaudited June 30, 1995, consolidated balance sheet of Borrowers and their Subsidiaries. As of the date hereof, to Borrowers' knowledge, there has been no material deviation from the Projections provided to Lender. Except as otherwise permitted hereunder or as set forth on
  Schedule 3.5, no dividends, advances or other distributions have been declared, paid or made upon any Stock of Borrowers and, since June 30, 1995, no shares of Stock of Borrowers have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrowers. Since
  June 30, 1995, except as disclosed in the unaudited financial statements of Borrowers for the period ending June 30, 1995, no event has occurred which would result in a Material Adverse Effect.

     3.06 Ownership of Property; Liens. Except as described on Schedule 3.6, the real estate listed on
  Schedule 3.6 constitutes all of the real property owned, leased, or used in their business by Borrowers. Borrowers hold (i) good and marketable fee simple title to all of the owned real estate described on Schedule 3.6, (ii) except for Borrowers' lease of office space utilized in Borrowers' business valid and marketable leasehold interests in all of Borrowers' Leases (both as lessor and lessee, sublessee or assignee) described on Schedule 3.6, and (iii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets. None of the properties and assets of Borrowers are subject to any Liens, except (x) Permitted Encumbrances, (y) Liens set forth on Schedule 6.7 and (z) from and after the Closing Date, the Liens in favor of Lender pursuant to the Collateral Documents. Borrowers have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect
  Borrowers' right, title and interest in and to all such real estate and other assets or property.
  Except as described on Schedule 3.6, (i) to Borrowers' knowledge, no party to any such Lease described on Schedule 3.6 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease; Borrowers do not own or hold, and are not obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrowers except as set forth on Schedule 3.6; and
  (iii) no portion of any real property owned or leased by Borrowers has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored to useful operating condition. To Borrowers' knowledge, all material permits required to have been issued or appropriate to enable the real property owned or leased by Borrowers to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

     3.07 Restrictions; No Default; Material
  Contracts. No contract, lease, agreement or other instrument to which any of the Borrowers is a party or by which any of them or any of their properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation has resulted in a Material Adverse Effect. None of the Borrowers is in default and, to Borrowers' knowledge, no third party is in default, under or with respect to any material contract, agreement, lease or other instrument to which any of the Borrowers is a party.
  No Default has occurred and is continuing.  Schedule
  3.7, as supplemented from time to time, at Lender's request, by written disclosures to the Lender, sets forth a complete and accurate list of all Material
  Contracts of Borrowers.

     3.08 Labor Matters.  Except as set forth on
  Schedule 3.8, there are no strikes or other labor disputes against Borrowers that are pending or, to Borrowers' knowledge, threatened. Hours worked by and payment made to employees of Borrowers are not in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All material payments due from Borrowers on account of employee health and welfare insurance have been paid or accrued where required as a liability on the books of Borrowers. Except as set forth on Schedule 3.8, Borrowers have no obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed on Schedule 3.8 has been provided to Lender. There is no organizing activity involving Borrowers pending or, to Borrowers' knowledge, threatened by any labor union or group of employees. Except as set forth on
  Schedule 3.14, there are no representation proceedings pending or, to Borrowers' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any of the Borrowers has made a pending demand for recognition, and, there are no complaints or charges against any of the Borrowers pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any of the Borrowers of any individual.

     3.09 Ventures, Subsidiaries and Affiliates;
  Outstanding Stock and Indebtedness. Except as set forth on Schedule 3.9, Borrowers have no Subsidiaries, are not engaged in any joint venture or partnership with any other Person, and none of the Borrowers is an Affiliate of any other Person.
  Except as set forth on Schedule 3.9, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which Borrowers may be required to issue, sell or purchase any Stock or other equity security except pursuant to the Stock Option Plans, the Debentures and the Odd Lot Purchase Program. Schedule 3.9 also lists
  Subsidiaries which are Material Subsidiaries.
  Schedule 6.3 lists all Indebtedness of Borrowers as of the Closing Date for individual items in excess of $100,000 in any instance and Indebtedness in excess of $500,000 in the aggregate.

     3.10 Government Regulation.  None of the
  Borrowers (i) is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended, and (ii) is subject to regulation under the Public Utility Holding Company Act of
  1935, the Federal Power Act, the Interstate Commerce
  Act or any other federal or state statute that restricts or limits the ability of any of the Borrowers to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Loan Document. The application of the proceeds and repayment thereof by Borrowers, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by Borrowers, will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.11 Margin Regulations. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the Term Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Borrowers will not take or permit to be taken any action which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Board of Governors of the Federal
  Reserve Board.

     3.12 Taxes. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns
  (Form 1120-S) required to be filed by Borrowers, have been filed with the appropriate Governmental
  Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid except where the same are being contested in good faith in appropriate proceedings and for which adequate reserves have been made. Borrowers has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrowers from their respective employees for all periods in full and complete compliance by Borrowers with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.12 sets forth those taxable years for which any of the tax returns of Borrowers are currently being audited by the IRS or any other applicable Governmental
  Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 3.12, Borrowers have not executed or filed with the IRS or any other
  Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Borrowers have not filed a consent pursuant to IRC Section 341(f) or agreed to have IRC
  Section 341(f) (2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrowers is property which is required to be treated as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax
  Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Borrowers have not agreed or been requested to make any adjustment under IRC Section 481 (a) by reason of a change in accounting method or otherwise. Borrowers have no obligation under any written tax sharing agreement except as described on Schedule 3.12.

     3.13 ERISA.

          (a)  Schedule 3.13 lists all Plans
  maintained or contributed to by Borrowers and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title
  IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded
  Pension Plans,  Welfare Plans and Retiree Welfare
  Plans. IRS determination letters regarding the qualified status under Section 401 of the IRC of each Qualified Plan have been received as of the dates listed on Schedule 3.13. Each of the Qualified Plans has subsequently been amended to comply with the Tax Reform Act of 1986 and to make other necessary or desirable changes. To the knowledge of Borrowers, the Qualified Plans as amended continue to qualify under Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of Section
  501(a) of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Qualified Plan so amended will be submitted to the IRS for a determination letter as to the ongoing qualified status of the Plan under the IRC within the applicable IRC 401(b) remedial amendment period for the Tax Reform Act of 1986; and each such Plan shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans. To the knowledge of Borrowers, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan.
  Neither Borrowers nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA.
  Borrowers have not engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

          (b)  Except as set forth on Schedule 3.13:
  (i) no Title IV Plan has any Unfunded Pension
  Liability; (ii) no ERISA Event or event described in
  Section 4062 (e) of ERISA with respect to any Title
  IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrowers, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) Borrowers or any ERISA
  Affiliate with respect to any Plan; (iv) neither any of the Borrowers nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
  Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years neither any of the Borrowers nor any other ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment
  (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) Borrowers and each ERISA Affiliate have complied with the notice and continuation coverage requirements of
  Section 4980B of the IRC and the proposed or final regulations thereunder; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated
  AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

     3.14 No Litigation.  Except as set forth on
  Schedule 3.14, no action, claim or proceeding is now pending or, to the knowledge of Borrowers, threatened against Borrowers, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder or (ii) which if determined adversely if not covered by insurance, could have or result in a Material Adverse Effect.
  To the knowledge of Borrowers, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

     3.15 Brokers. No broker or finder acting on behalf of Borrowers brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents and Borrowers have no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.16 Patents, Trademarks, Copyrights and
  Licenses.  Except as otherwise set forth on Schedule
  3.16, Borrowers own all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names which are necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 3.16.
  Borrowers conduct business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not have or result in a Material
  Adverse Effect.  Except as set forth on Schedule
  3.16, to Borrower's knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrowers.

     3.17 Full Disclosure. No information contained in this Agreement, the other Loan Documents, the Financials or any written statement furnished by or on behalf of Borrowers thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Lender, at the time furnished contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made and Borrowers are not aware that such information, as of the date hereof, contains any material statement of a material fact or omits to state material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. With respect to all business plans and other forecasts and projections (including, without limitation, the Projections) furnished by or on behalf of Borrowers and made available to Lender relating to the financial condition, operations, business, properties or prospects of Borrowers (i) all facts stated as such therein are true and complete in all material respects, no material fact known to Borrowers applicable thereto was omitted therefrom, (iii) all assumptions made on that basis are reasonable under the circumstances, and (iv) the forecasts or projections are reasonably based on those facts and assumptions and reflect Borrowers' judgement based on current circumstances of the conditions and courses of action for the projected period. With respect to any such forecasts or projections made available to Lender after the Closing Date, the foregoing clauses (i) through (iv) shall be true and correct in all respects as of the date of such projections or forecasts.

     3.18 Hazardous Materials. Except as set forth on Schedule 3.18 or routine operations in the ordinary course of business in compliance with applicable permits issued by a Governmental
  Authority or otherwise not prohibited by applicable
  Environmental Laws, each Subject Property does not contain any Hazardous Material in violation of any Environmental Law. In addition, Schedule 3.18 discloses existing or potential environmental liabilities of Borrowers of which Borrowers, after due inquiry, have knowledge, which could constitute or result in a Material Adverse Effect or Environmental Liabilities and Costs. Except as set forth on Schedule 3.18, Borrowers have not caused or suffered to occur any Release at, under, above or within any Subject Property. Borrowers are not involved in operations which are likely to lead to the imposition of any liability or Lien on any premises which they occupy, under the Environmental
  Laws, and Borrowers have not permitted any tenant or occupant of such premises to engage in any such activity.

     3.19 Insurance Policies. Schedule 3.19 lists all insurance of any nature maintained for current occurrences by Borrowers, as well as a summary of the terms of such insurance. Borrowers covenant that its insurance complies with and shall at all times comply with the standards set forth on Annex
  F.

     3.20 Deposit and Disbursement Accounts.
  Schedule 3.20 lists all banks and other financial institutions at which Borrowers maintain deposits and/or other accounts and/or post office lock boxes, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     3.21 Solvency.  Borrowers are, on a
  consolidated basis, Solvent.

  4. FINANCIAL STATEMENTS AND INFORMATION

     4.01 Reports and Notices. Borrowers covenant and agree that from and after the Closing Date and until the Termination Date, they shall deliver to Lender the Financial Statements, Projections and notices at the times and in the manner set forth on Annex D.

     4.02 Communication with Accountants. Borrowers authorize Lender to communicate directly with their independent certified public accountants and tax advisors upon the occurrence of an Event of Default at such time and authorize those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrowers. At or before the Closing Date, Borrowers shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Section 4.

  5. AFFIRMATIVE COVENANTS

     Borrowers covenant and agree, jointly and severally, from and after the date hereof and until the Maturity Date:

     5.01 Maintenance of Existence and Conduct of
  Business. Each Borrower shall (and shall cause each Material Subsidiary to) (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its useful rights and franchises, (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, (c) at all times maintain, preserve and protect all of its Intellectual Property except where the failure to so maintain, preserve and protect would not result in a Material Adverse Effect, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements,
  (d) transact business only under the names set forth on Schedule 3.2 as supplemented from time to time with the organization of new Subsidiaries, and (e) be and remain Solvent.

     5.02 Payment of Charges and Claims.  Each
  Borrower shall pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, all Charges imposed upon Borrowers or any Subsidiary or Affiliate of Borrowers or its or their income and profits, or any of their property (real, personal or mixed), and lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might by law become a Lien on its or any of its Subsidiaries property; provided, that Borrowers or any Subsidiary or Affiliate of Borrowers shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof
  (i) Borrowers notify Lender of any single Charge in excess of $10,000, (ii) no Default shall have occurred and be continuing as a result thereof,
  (iii) adequate reserves with respect thereto are established and are maintained in accordance with GAAP, (iv) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted in good faith by appropriate proceedings, (v) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (vi) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding unless the full amount of such Charge or claim is covered by insurance, and (vii) Borrowers shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Lender, at Lender's request, evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrowers or any Subsidiary or Affiliate of Borrowers.

     5.03 Books and Records. Borrowers shall (and shall cause each Subsidiary and Affiliate to) keep adequate records and books of account with respect to its business activities, in which proper and adequate entries are made in accordance with GAAP and on a basis consistent with the Financials referred to in paragraph I of Schedule 3.4.

     5.04 Litigation. Borrowers shall notify Lender in writing, promptly upon learning thereof, of any litigation, Claim, administrative proceeding or other action commenced or threatened against Borrowers or any Subsidiary or Affiliate of Borrowers which (i) may involve an amount in excess of $100,000 individually or in the aggregate or (ii) could have or result in a Material Adverse Effect if adversely determined.

     5.05 Insurance.

          (a)  Borrowers shall, at their (or their
  Subsidiary's or Affiliate's) sole cost and expense, maintain or cause to be maintained, the policies of insurance in such amounts and as otherwise described in Annex E and Section 2(d). Borrowers shall notify
  Lender promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise on Annex E. Borrowers hereby direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds of Collateral payable thereunder directly to Lender and Borrowers jointly if $100,000 or more and to Borrowers if less than $100,000 for application to the indebtedness of the Obligations, provided if no Default exists, Borrowers may utilize the proceeds to repair or replace the property affected thereby.
  Borrowers irrevocably make, constitute and appoint
  Lender as Borrower's true and lawful agent and attorney in-fact, which power may be exercised upon the occurrence and continuance of a Default, for the purpose of making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of Borrowers on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance. In the event Borrowers at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Lender, without waiving or releasing any Obligations or Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral, provided, that if and to the extent
  Borrowers fail to promptly pay any of such sums upon Lender's demand therefor, Lender is authorized to, and at its option may, pay such sums on behalf of Borrowers for payment thereof and such sums so paid shall be deemed to be Obligations.

          (b)  Borrowers shall deliver to Lender,
  upon Borrowers' receipt, endorsements to all of their and their Subsidiaries' and Affiliates' (i)
  "All Risk" and business interruption insurance naming Lender as loss payee and (ii) general liability and other liability policies naming Lender as additional insured as its interest may appear.

     5.06 Compliance with Laws.      Borrowers shall
  (and shall cause each of their Subsidiaries to) comply in all material respects with all federal, state and local laws, permits and regulations applicable to them, including, without limitation, those relating to licensing, environmental, ERISA and labor matters.

     5.07 Agreements. Borrowers shall (and shall cause each of their Subsidiaries to) perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including, without limitation, any leases and customer contracts to which it is a party where the failure to so perform and enforce could have or result in a Material Adverse Effect.
  Borrowers shall not (and shall not permit any of their Subsidiaries to) terminate or modify any provision of any agreement, contract, instrument or other document to which it is a party which termination or modification could have or result in a Material Adverse Effect. Borrowers shall (and shall cause each of their Subsidiaries to) perform and comply in all material respects in the ordinary course of business with all obligations in respect of Accounts, Chattel Paper, Contracts, Licenses,
  Instruments, Documents and all other agreements constituting or giving rise to Collateral.
  Borrowers shall not, without Lender's prior written consent if a Default exists, with respect to any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract (i) grant any extension of the time of payment of any thereof of Accounts in the ordinary course of business consistent with past practices, (ii) compromise or settle the same for less than the full amount thereof (other than the compromise or settlement, for adequate consideration, of Accounts in the ordinary course of business consistent with past practices, (iii) release, in whole or in part, any Person liable for the payment thereof, or (iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrowers.

     5.08 Supplemental Disclosure. Borrowers shall, if so requested by Lender, furnish to Lender as often as it reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail, and, Borrowers shall advise
  Lender promptly, in reasonable detail, of (i) any Lien, other than as permitted pursuant to Section
  6.07, attaching to or asserted against any of the Collateral, (ii) any Material Adverse Change in the composition of the Collateral and (iii) the occurrence of any other event which in Borrowers' opinion is likely to have a Material Adverse Effect upon the Collateral and/or Lender's Lien thereon.

     5.09 Environmental Matters.  Borrowers shall
  (and shall cause each of their Subsidiaries and Affiliates to) (i) comply with the Environmental
  Laws and permits applicable to it, (ii) notify
  Lender promptly after any of the Borrowers becomes aware of any Release upon any Subject Property, and
  (iii) promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by any of the Borrowers in connection with any such Release or any other matter relating to the Environmental Laws that may adversely affect any Subject Property or any of the Borrowers. The provisions of this Section 5.9 shall apply whether or not the Environmental
  Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

     5.10 Landlord's Agreements.  Borrowers shall
  (and shall cause each Subsidiary to) use reasonable efforts to obtain a landlord's agreement in form and substance reasonably acceptable to Lender from the lessor of any present or future leased premises of Borrowers (or any Subsidiary and Affiliate).

     5.11 Certain Obligations Respecting
  Subsidiaries. Borrowers will, and will cause each of their Subsidiaries and Affiliates to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly-owned Subsidiary except Trans-Lux Pty Limited which is 75% owned. Borrowers will not, and will not permit any of its Subsidiaries or Affiliates to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens (except Liens permitted under Section 6.7), the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets.

     5.12 Application of Proceeds. Borrowers shall use the proceeds of the Term Loan as provided in
  Section 1.03.

     5.13 Fiscal Year. Borrowers shall, and shall cause each Subsidiary of Borrowers to, maintain as its Fiscal Year the 12-month period ending on December 31 of each year.

     5.14 Casualty and Condemnation.

          (a)  Borrowers shall promptly notify
  Lender of any loss, damage, or destruction to any Collateral or any real property owned by Borrowers or any Subsidiary whether or not constituting
  Collateral (collectively, "Property") or arising from its use, whether or not covered by insurance in excess of $100,000. Lender is hereby authorized to adjust losses and collect all insurance proceeds directly if a Default exists and such property is Collateral. If, notwithstanding the provisions hereof which require that Lender and Borrowers be the joint loss payee, including, without limitation, the provisions of Section 5.05 allowing for Borrowers to retain certain insurance proceeds, a check or other instrument from an insurer is made payable to Borrowers or Borrowers and Lender jointly, Lender may endorse any Borrower's name (as appropriate) thereon and take such other action as Lender may elect to obtain the proceeds thereof if a Default exists and such property is Collateral.
  After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may apply such proceeds to the reduction of the Obligations in the manner set forth in Section 1.07 or, at Lender's option in its sole discretion, may permit or require the appropriate Borrowers to use such proceeds, or any part thereof, to replace, repair or restore such Property as provided in paragraph (c) below If no Default exists, Borrowers shall apply such proceeds in their discretion to replace, repair or restore such property or to reduce the Obligations.

          (b)  Borrowers shall, promptly upon
  learning of the institution of any proceeding for the condemnation or other taking of any Property, notify Lender of the pendency of such proceeding, and agrees that Lender may participate in any such proceeding and Borrowers from time to time shall deliver to Lender all instruments reasonably requested by Lender to permit such participation.
  Lender shall (and is hereby authorized, if a Default exists, to) collect any and all awards, payments or other proceeds of any such condemnation or taking and apply such proceeds to the reduction of the Obligations in the manner set forth in Section 1.07 or, at Lender's option in its sole discretion, may permit or require Borrowers to use such proceeds, or any part thereof, to replace, repair or restore such Property as provided in paragraph (c) below. If no Default exists, Borrowers shall exercise such discretion or use of such proceeds.

          (c)  Any Property which is to be replaced,
  repaired or restored pursuant to paragraph (a) or
  (b) above shall be replaced, repaired or restored pursuant to such reasonable terms and conditions as Lender may require and with materials and workmanship of substantially as good a quality as existed before such loss or taking, and Borrowers shall commence such replacement, repair or restoration as soon as practicable and proceed diligently with it until completion to Lender's reasonable satisfaction. Borrowers shall provide to Lender written progress reports, other information and evidence of its compliance with the foregoing if over $100,000.

     5.15 Closing Fee.  Borrowers shall pay the
  Closing Fee to Lender on the Closing Date.

     5.16 Material Subsidiaries. (a) Borrower shall cause each Subsidiary acquired by any of the Borrowers after the date of this Agreement to deliver to Lender a guaranty duly executed by such Subsidiary, in form and substance satisfactory to the Bank, of all obligations of Borrowers under this Agreement and the Notes, together with: (i) copies of all corporate action taken by such Subsidiary to authorize the execution, delivery and performance of such guaranty; (ii) the favorable written opinion of counsel to such Subsidiary with respect to such Subsidiary and the guaranty made by it; and (iii) such other supporting documents as Lender may reasonably require.

          (b)  Upon a Subsidiary becoming a Material
  Subsidiary, Borrowers shall give notice thereof to Lender and shall cause each Material Subsidiary to deliver (i) an Unlimited Guaranty of the indebtedness of the Loans in the form of Exhibit B and (ii) (A) to the extent the value of the assets of such Material Subsidiary not involved in movie theatre operations is equal to or exceeds $200,000 at such time or subsequent thereto, a Security
  Agreement in the form of Exhibit C and (B) to the extent the value of the assets of such Material
  Subsidiary is less than $200,000, a negative pledge with respect to such Material Subsidiary in form and content acceptable to Lender.

     5.17 Further Assurances. Borrowers shall, and shall cause each of their Subsidiaries, at their cost and expense, upon request of Lender, to duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectually the provisions and purposes of this Agreement or any other Loan
  Document.


  6. NEGATIVE COVENANTS

     Borrowers covenant and agree, jointly and severally (for each of them and each Subsidiary and Affiliate), that:

     6.01 Mergers, Subsidiaries, Etc.  Except for
  Permitted Acquisitions, Borrowers shall not (and shall not permit any of their Subsidiaries to), directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with (except another
  Borrower or Subsidiary), any Person or acquire any Subsidiary or Affiliate. Prior to forming any Subsidiary, Borrowers shall (a) provide prior or simultaneous notice to Lender, (b) take all actions requested by Lender to protect and preserve the Collateral, and (c) receive the prior written consent of Lender, which consent shall not be unreasonably withheld.

     6.02 Investments. Borrowers shall not (and shall not permit any of their Subsidiaries to), directly or indirectly, make or maintain any Investment except (i) as otherwise permitted by
  Section 6.03 or 6.04, (ii) Investments outstanding on the date hereof and listed on Schedule 6.02,
  (iii) investments in readily marketable, direct obligations of the United States of America, Canada or any governmental issuer thereof, or obligations guaranteed by the United States of America, (iv) certificates of deposit of any domestic commercial bank which has capital and surplus in excess of $100,000,000, (v) loans and advances made by Borrowers to employees of Borrowers and their Subsidiaries, (vi) additional investments in common or preferred stock of other Persons, (vii) investments in marketable municipal securities provided, however, that such Investments do not exceed 25% of the total Investments, and (viii) loans and advances to, and Investments in, any Subsidiary.

     6.03 Indebtedness. Borrowers shall not (and shall not permit any of their Subsidiaries to) create, incur, assume or permit to exist any Indebtedness, except (i) the Obligations, (ii) deferred Taxes, (iii) Capital Lease Obligations permitted under clause (iv) of Section 6.07 and Indebtedness secured by purchase money Liens permitted under clause (v) of Section 6.07 in a maximum aggregate amount outstanding not to exceed
  $250,000, (vi) Indebtedness in connection with Permitted Acquisitions, (vii) Subordinated
  Indebtedness, including the Debentures, (viii)
  Indebtedness owed other than to the Lender, the sole purpose of which shall be to finance the purchase, construction or lease of movie theatres and multimedia productions upon reasonable notice to Lender, and (ix) other Indebtedness set forth on
  Schedule 6.3, and (x) Guaranteed Indebtedness permitted under Section 6.06 below.

     6.04 Employee Loans and Transactions;
  Employment Agreements.  Except as set forth on
  Schedule 6.4, Borrowers shall not (and shall not permit any of their Subsidiaries or Affiliates to) enter into any lending, borrowing or other commercial transaction with any of its officers, directors or employees, including, without limitation, payment of any management, consulting, advisory or similar fee, in excess of the aggregate of $500,000 outstanding from time to time.

     6.05 Capital Structure and Business. Except as permitted under Section 5.01, Borrowers shall not (and shall not permit any of their Subsidiaries or Affiliates to) (i) make any changes in its business objectives, purposes, or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse
  Effect, or (ii) engage in any business other than the business currently engaged in by such Person.

     6.06 Guaranteed Indebtedness. Borrowers shall not (and shall not permit any of their Subsidiaries or Affiliates to) incur any Guaranteed Indebtedness except (i) for the Obligations, (ii) by endorsement of instruments or items of payment for deposit to the general account of such Person, (iii) for Guaranteed Indebtedness incurred for the benefit of Borrowers if the primary obligation is permitted by this Agreement for Borrowers to incur (and such Guaranteed Indebtedness shall be treated as a primary obligation for all purposes hereof), (iv) for performance bonds or indemnities entered into in the ordinary course of business consistent with past practices, (v) guarantees of leases and Indebtedness with respect to the purchase, construction or lease of movie theatres, (vi) guarantees of Indebtedness of employees not to exceed $400,000 in the aggregate or $150,000 as to any individual, and (vii) guarantees of obligations of joint ventures not to exceed $3,100,000 in the aggregate.

     6.07 Liens. Borrowers shall not (and shall not permit any of their Subsidiaries or Affiliates to) create or permit to exist any Lien on any of its properties or assets except for (i) presently existing or hereafter created Liens in favor of Lender to secure the Obligations, (ii) Liens set forth on Schedule 6.7 existing on the Closing Date,
  (iii) Permitted Encumbrances, (iv) purchase money liens or purchase money security interests upon or in Equipment acquired by Borrowers or any of their Subsidiaries or joint ventures with respect to the purchase, construction or lease of movie theatres, in the ordinary course of business to secure the purchase price of such Equipment or to secure
  Indebtedness or Capital Lease Obligations permitted under Section 6.03 incurred solely for the purpose of financing the acquisition of such Equipment, so long as such Equipment is not a component, part or accessory installed on, or an accession, addition or attachment to, any other Equipment or other property of Borrowers or any Subsidiary or Affiliate thereof
  (except other Equipment on which a security interest exists under this clause), and (v) extensions, renewals and replacements of Liens referred to in clauses (ii) and (iv) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to such extension, renewal or replacement;
  provided, further, that Borrowers shall not create or permit any Lien to exist on any of the Stock of Borrower's Subsidiaries or Affiliates or any of Borrower's Accounts (other than Liens described in clause (i) above).

     6.08 Sale of Assets. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrowers shall not (and shall not permit any of their Material Subsidiaries
  to) sell, transfer, convey, assign or otherwise dispose of any substantial part of their assets or properties, including, without limitation, any
  Collateral; provided, however, that the foregoing shall not prohibit (i) the sale of Inventory or other assets in the ordinary course of business;
  (ii) the sale or disposition of any assets which have become obsolete or surplus to the business of Borrowers or any of their Subsidiaries or Affiliates.

     6.09 Material Contracts.  Borrowers shall not
  (and shall not permit any of their Material
  Subsidiaries to) cancel or terminate any Material
  Contract or amend or otherwise modify any Material
  Contract, or waive any default or breach any Material Contract, or take any other action in connection with any Material Contract that would have a Material Adverse Effect.

     6.10 ERISA. Neither any of the Borrowers nor any ERISA Affiliate shall acquire any new ERISA
  Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in
  Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither any of the Borrowers nor any ERISA Affiliate shall (a) permit or suffer any condition set forth on Schedule 3.13 to cease to be met and satisfied at any time, (b) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in material unfunded liability to Borrowers, (c) permit any accumulated funding deficiency, as defined in
  Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan, (d) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent, (e) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan, or (f) at any time fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender.

     6.11 Financial Covenants. Borrowers shall not breach or fail to comply with any of the financial covenants set forth on the attached Schedule 6.11, each of which shall be calculated in accordance with GAAP consistently applied as of the date hereof (and based upon the financial statements delivered hereunder).

     6.12 Hazardous Materials. Except as set forth in Schedule 3.18, or in compliance with Environmental Laws, Borrowers shall not and shall not permit any of their Subsidiaries or Affiliates or any other Person within the control of Borrowers to (a) cause or permit a Release of Hazardous
  Material on, under in or about any Subject Property,
  (b) use, store, generate, treat or dispose of Hazardous Materials, or (c) transport any Hazardous
  Materials to or from any Subject Property.

     6.13 Sale-Leasebacks. Except for real property assets of Borrowers not subject to a mortgage or other encumbrance in favor of Lender, Borrowers shall not (and shall not permit any of their Subsidiaries or Affiliates to) engage in any sale-leaseback or similar transaction involving any of its property or assets.

     6.14 Cancellation of Indebtedness. Without the prior written consent of Lender which consent shall not be unreasonably withheld, Borrowers shall not (and shall not permit any of their Subsidiaries to) cancel any claim or Indebtedness owing to it, except for reasonable consideration and in the ordinary course of its business, or voluntarily prepay any Indebtedness (other than the Obligations).

     6.15 Restricted Payments. Borrowers shall not make any Restricted Payment to any Person and Borrowers shall not permit any Subsidiary or Affiliate to make any Restricted Payment other than to Borrowers.

     6.16 Real Property Leases. Except for Leases related to movie theatre operations, Borrowers shall not (and shall not permit any Subsidiary or Affiliate to) enter into or renew (by amendment, modification or otherwise) any Lease other than renewals of existing Leases upon substantially the same terms as are in effect on the Closing Date unless, simultaneously therewith, it gives notice thereof to Lender.

     6.17 Bank Accounts. Borrowers shall not (and shall not permit any Subsidiary or Affiliate to) maintain any deposit, operating or other bank accounts unless, simultaneously therewith, it gives notice thereof to Lender.

     6.18 No Speculative Transactions. Borrowers shall not (and shall not permit any Subsidiary or Affiliate to) engage in any transaction involving commodity options, derivatives or futures contracts
  (other than in the ordinary course of business consistent with past practice).

     6.19 Margin Regulations. Borrowers shall not use the proceeds of the Loan to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     6.20 Limitation on Negative Pledge Clauses.
  Borrowers shall not (and shall not permit any Subsidiary or Affiliate to), directly or indirectly, enter into any agreement with any Person other than Lender pursuant to a Loan Document which prohibits or limits the ability of Borrowers or any Subsidiaries or Affiliate to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired except (a) where required by Lender, (b) in connection with the purchase, construction or lease of movie theatres, or (c) with respect to the financing of Capital Leases.

     6.21 Accounting Changes.  Borrowers shall not
  (and shall not permit any Subsidiary or Affiliate to) make, any significant change in accounting treatment and reporting practices except for changes concurred in by Borrower's independent public accountants.

  7. TERM

     7.01 Duration.  On the Maturity Date, the
  Obligations shall immediately become due and payable in full, in cash.

     7.02 Survival of Obligations. Except as otherwise expressly provided for in the Loan
  Documents or as set forth in a writing signed by Lender, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of Borrowers, or the rights of Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until the maturity date of any of the Loans. Except as otherwise expressly provided herein or in any other
  Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrowers, and all rights of Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.

  8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     8.01 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a)  Borrowers shall fail to make any
  payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including, without limitation, any payment of principal of, or interest on any of the Loans which, in the case of interest, continues for five (5) days, and for payments other than principal, continues for twenty
  (20) days.

          (b)  Borrowers shall fail or neglect to
  perform, keep or observe any of the provisions of
  Section 1.07, Section 4.01, or Section 6, including, without limitation, any of the provisions set forth on Annex C, Annex D or Annex E and any applicable grace period shall have expired.

          (c)  Any of the Borrowers or any
  Subsidiary or Affiliate shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraph (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of five (5) days after Borrowers shall receive written notice of any such failure from Lender or ten (10) days after Borrowers shall become aware thereof.

          (d)  A default shall occur under any other
  agreement, document or instrument to which any of the Borrowers or any Subsidiary or Affiliate is a party or by which any such Person or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Person in an aggregate amount exceeding $250,000 or
  (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $250,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          (e)  Any representation or warranty herein
  or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Lender by any of the Borrowers or any Subsidiary or Affiliate shall be untrue or false in any material respect as of the date when made or deemed made.

          (f)  Any of the assets of any of the
  Borrowers or any Material Subsidiary or Affiliate in excess of $250,000 in the aggregate shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any of the Borrowers or any Subsidiary or Affiliate and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person shall apply for the appointment of a receiver, trustee or custodian for a substantial part of any Borrower's or any Material
  Subsidiary's assets and shall remain unstayed or undismissed for sixty (60) consecutive days; or any of the Borrowers or any Material Subsidiary shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

          (g)  A case or proceeding shall have been
  commenced against any of the Borrowers or any Material Subsidiary or Affiliate in a court having competent jurisdiction seeking a decree or order
  (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any of the Borrowers or any Subsidiary or Affiliate or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of any of the Borrowers or any Material
  Subsidiary or Affiliate and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (h)  Any of the Borrowers or any Material
  Subsidiary shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any of the Borrowers or any Subsidiary or of any substantial part of any of the Borrower's or any Subsidiary's properties, or (iii) take any corporate action in furtherance of any such action.

          (i)  Final judgment or judgments (after
  the expiration of all times to appeal therefrom) for the payment of money in excess of $250,000 in the aggregate shall be rendered against any of the Borrowers or any Material Subsidiary, unless the same shall be (i) fully covered by insurance in accordance with Section 5.05, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment.

          (j)  There shall occur a Change of
  Control.

          (k)  Any provision of any Loan Document
  shall for any reason cease to be valid, binding and enforceable in accordance with its terms or any of the Borrowers and the effect thereof would, in Lender's opinion, impact Lender's right to be repaid the indebtedness of the Loans on the dates set forth in this Agreement for such payment, any Subsidiary or Affiliate or other party thereto shall so state in writing; or any Lien created under any Collateral
  Document shall cease to be a valid and perfected
  Lien having the first priority in any of the Collateral purported to be covered thereby.

          (l)  An event or condition specified in
  Section 6.10 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any of the Borrowers, any Subsidiary or Affiliate thereof or any ERISA Affiliate shall incur or shall be reasonably likely to incur an additional liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in excess of $250,000 in the aggregate.

     8.02 Remedies. If any Event of Default shall have occurred and be continuing the rate of interest applicable to the Loans and the other Obligations may, at Lender's sole discretion, be increased, effective as of the date of the occurrence of the Default giving rise to such Event of Default, to the Default Rate as provided in Section 1.04. If any
  Event of Default shall have occurred and be continuing Lender may, without notice, take any one or more of the following actions: (a) declare all or any portion of the Obligations of Borrowers to be forthwith due and payable whereupon such Obligations shall become and be due and payable; or (b) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Section 8.1 (f), (g) or (h), the rate of interest applicable to all Obligations shall be increased automatically to the Default Rate as provided in Section 1.4, and the Obligations shall become immediately due and payable, in each case, without declaration, notice or demand by any Person.

     8.03 Waivers by Borrowers. Except as otherwise provided for in this Agreement and applicable law to the full extent permitted by applicable law, Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrowers may in any way be liable,
  (ii) all rights to notice and a hearing on prejudgment remedy prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrowers acknowledge that they have been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.

  9. SUCCESSORS AND ASSIGNS

     9.01 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrowers, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Borrowers may not assign, delegate, transfer, hypothecate or otherwise convey their rights, benefits, obligations or duties hereunder or under any of the Loan
  Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrowers without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrowers and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other
  Loan Documents.

     9.02 Assignments and Participations. Lender may assign and grant participations in all or a portion of its rights and obligations under this Agreement to an Affiliate or to any other Person with an operation in the United States of America.
  Lender may furnish any information concerning
  Borrowers and their Subsidiaries and Affiliates in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), provided that the Person to whom such information is delivered agrees to keep such information confidential.

          Borrowers shall assist Lender in whatever manner reasonably necessary to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of available informational materials, appraisals or other documents for, and the participation of relevant management in meetings with, potential assignees or participants except that Borrowers shall not be required to pay for appraisals of real properties which were appraised in connection with this Agreement and which appraisals are requested by such potential assignee or participant. Borrowers shall certify the correctness, and accuracy of all descriptions of Borrowers and its affairs contained in any selling materials and all information provided by it and included in such materials.

  10.     MISCELLANEOUS

     10.01     Complete Agreement; Modification of
  Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).
  Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Lender and also Borrowers where a change is involved.

     10.02     Fees and Expenses.

          (a)  Borrowers shall pay on demand all
  reasonable out of pocket costs and expenses
  (including, without limitation, reasonable fees and disbursements of counsel) of Lender in connection with the preparation, negotiation, approval, execution, delivery, administration, Default modification, amendment, waiver, enforcement and collection proceeding (whether through negotiations, legal proceedings or otherwise) of the Loan
  Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, including, without limitation: (i) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder, whether in connection with a Default or otherwise; (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, any of the Loan
  Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrowers or any other Person that may be obligated to Lender by virtue of the Loan Documents;
  (iii) any attempt to enforce any rights of Lender against Borrowers or any other Person that may be obligated to Lender by virtue of any of the Loan
  Documents; or (iv) after the occurrence and during the continuance of any Default, any effort to (A) evaluate, observe, assess Borrowers or its affairs, or (B) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

          (b)  Without limiting the generality of
  clause (a) above, Borrower's obligation to reimburse
  Lender for costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel, accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services.

     10.03     No Waiver.  No failure on the part of
  Lender, at any time or times, to require strict performance by Borrowers, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and represen-tations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default by Borrowers shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrowers specifying such suspension or waiver.

     10.04     Remedies.  The rights and remedies of
  Lender under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including, without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     10.05     Severability.  Wherever possible,
  each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.06     Conflict of Terms.  Except as
  otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

     10.07     Right of Set-off.  Subject to Section
  1.01(f), upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrowers against any and all of the Obligations now or hereafter existing irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document. The rights of Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

     10.08     Authorized Signature.  Until Lender
  shall be notified by Borrowers to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer or duly authorized representative of Borrowers listed on Schedule 10.8 shall bind
  Borrowers and be deemed to be the act of Borrowers affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

     10.09     GOVERNING LAW.  EXCEPT AS OTHERWISE
  EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN
  ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION,
  VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE
  OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY,
  AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
  LAWS OF THE STATE OF CONNECTICUT, APPLICABLE TO
  CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY
  APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
  BORROWERS HEREBY CONSENT AND AGREE THAT THE STATE OR
  FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE
  EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY
  CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR
  ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER
  ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY
  OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER
  AND BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM
  THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED
  OUTSIDE OF CONNECTICUT AND, PROVIDED, FURTHER, THAT
  NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE
  TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING
  OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO
  COLLECT THE OBLIGATIONS, TO REALIZE ON THE
  COLLATERAL OR ANY OTHER SECURITY FOR THE
  OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT
  ORDER IN FAVOR OF LENDER. BORROWERS EXPRESSLY SUBMIT
  AND  CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY
  ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND
  BORROWERS HEREBY WAIVE ANY OBJECTION WHICH BORROWERS
  MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION,
  IMPROPER VENUE OR FORUM NON CONVENIENS.  BORROWERS
  HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS,
  COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH
  ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH
  SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY
  REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS
  AT THE ADDRESSES SET FORTH IN SECTION 10.10 OF THIS
  AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED
  COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL
  RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN
  THE U.S. MAILS, PROPER POSTAGE PREPAID.

     10.10     Notices.  Except as otherwise
  provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt or three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission
  (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United
  States Mail as otherwise provided in this Section
  10.10, (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person
  (other than Borrowers or Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          (a)  If to Lender:

               First Fidelity Bank
               300 Main Street
               Stamford, Connecticut 06901
               Attention:  Ms. Anne S. Wilson
               Facsimile No.:  (203) 964-8239

               With copies to:

               Schatz & Schatz, Ribicoff & Kotkin
               One Landmark Square, 17th floor
               Stamford, Connecticut  06901
               Attention:  Gregory E. Harmer, Esq.
               Facsimile No.:  (203) 357-9251

          (b)  If to any of the Borrowers, at:

               Trans-Lux Corporation
               110 Richards Avenue
               Norwalk, Connecticut 06856
               Attention:  Mr. Victor Liss and Ms.
               Angela Toppi
               Facsimile No.:  (203) 866-9496

               With a copy to:

               Weisman, Celler, Spett & Modlin
               445 Park Avenue, 15th Floor
               New York, New York 10022
               Attention:  Howard S. Modlin, Esq.
               Facsimile No.:  (212) 371-5407

      10.11    Section Titles.  The Section titles and
  Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

      10.12    Counterparts.  This Agreement may be
  executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

      10.13    Time of the Essence.  Time is of the
  essence of this Agreement and each of the other Loan
  Documents.

      10.14    WAIVER OF JURY TRIAL.  BECAUSE DISPUTES
  ARISING IN CONNECTION WITH COMPLEX FINANCIAL
  TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY
  RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, THE
  BORROWERS DESIRE THAT THEIR DISPUTES BE RESOLVED BY
  A JUDGE.  THEREFORE, TO ACHIEVE THE BEST COMBINATION
  OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE
  BORROWERS HERETO EACH WAIVE ALL RIGHT TO TRIAL BY
  JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO
  RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR
  OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED
  TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE
  OTHER LOAN DOCUMENTS OR THE TRANSACTIONS
  CONTEMPLATED HEREBY OR THEREBY.

     10.15     PREJUDGMENT REMEDY WAIVER.  BORROWERS
  ACKNOWLEDGE THAT THE LOANS EVIDENCED BY THIS
  AGREEMENT ARE COMMERCIAL TRANSACTIONS AND WAIVE
  THEIR RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a
  OF THE CONNECTICUT GENERAL STATUTES OR AS OTHERWISE
  ALLOWED UNDER ANY STATE OR FEDERAL LAW WITH RESPECT
  TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO
  USE, AND FURTHER WAIVE DILIGENCE, DEMAND,
  PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT,
  PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS.
  BORROWERS ACKNOWLEDGE THAT THEY MAKE THIS WAIVER
  KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT
  DURESS, AND ONLY AFTER CONSIDERATION OF THE
  RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.
  BORROWERS FURTHER CONSENT TO THE ISSUANCE OF ANY
  SUCH PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREE
  NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE
  THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN
  CONNECTION WITH LENDER'S EXERCISE OF ANY PREJUDGMENT
  REMEDY.

     This Agreement has been duly executed as of the date first written above.


                         TRANS-LUX CORPORATION


                         By  /s/ Victor Liss
                         ------------------------------------
                           Victor Liss
                           Its President


                         By /s/ Angela Toppi
                         ------------------------------------
                           Angela Toppi
                           Its Treasurer and Chief
                           Financial Officer


                         TRANS-LUX CONSULTING CORPORATION


                         By /s/ Victor Liss
                         ------------------------------------
                           Victor Liss
                           Its President


                         By /s/ Angela Toppi
                         ------------------------------------
                           Angela Toppi
                           Its Treasurer and Chief
                           Financial Officer


                         TRANS-LUX SIGN CORPORATION


                         By /s/ Victor Liss
                         ------------------------------------
                           Victor Liss
                           Its President


                         By /s/ Angela Toppi
                         ------------------------------------
                           Angela Toppi
                           Its Treasurer and Chief
                           Financial Officer


                         TRANS-LUX MONTEZUMA CORPORATION


                         By /s/ Victor Liss
                         ------------------------------------
                           Victor Liss
                           Its President


                         By /s/ Angela Toppi
                         ------------------------------------
                           Angela Toppi
                           Its Treasurer and Chief
                           Financial Officer


                         INTEGRATED SYSTEMS ENGINEERING, INC.


                         By /s/ Victor Liss
                         -----------------------------------
                           Victor Liss
                           Its President


                         By /s/ Angela Toppi
                         ------------------------------------
                           Angela Toppi
                           Its Treasurer and Chief
                           Financial Officer


                         FIRST FIDELITY BANK


                         By /s/ Anne S. Wilson
                         -----------------------------------
                           Anne S. Wilson
                           Its Vice President

















             ANNEXES, SCHEDULES AND EXHIBITS


                            TO


                     CREDIT AGREEMENT


                Dated as of August 28, 1995


                          between


                   TRANS-LUX CORPORATION
              TRANS-LUX CONSULTING CORPORATION
                 TRANS-LUX SIGN CORPORATION
              TRANS-LUX MONTEZUMA CORPORATION
                            and
            INTEGRATED SYSTEMS ENGINEERING, INC.


                       as Borrowers


                            and


                   FIRST FIDELITY BANK


                        as Lender




                         ANNEX A

                           to

                     CREDIT AGREEMENT


               Dated as of August 28, 1995


  DEFINITIONS

  In addition to the defined terms appearing below, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used in this Agreement

          "Account Debtor" shall mean any Person who may become obligated to Borrowers under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles.

          "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrowers and, in any event, including, without limitation, (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to Borrowers, whether arising out of goods sold or services rendered by them or from any other transaction (including, without limitation, any such obligations which may be characterized as an account or contract right under the Code), (b) all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by them for goods or services, (c) all of Borrower's rights to any goods represented by any of the foregoing
  (including, without limitation, unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrowers under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by Borrowers or in connection with any other transaction (whether or not yet earned by performance on the part of Borrowers) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

          "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, more than fifty percent (50%) of the Stock having ordinary voting power in the election of directors of such Person,
  (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Credit Agreement to which this Annex A is attached and of which it forms a part including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, restatements and modifications and supplements hereto and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative, provided, however that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrowers and Lender.

          "Banking Day" means in respect of any city, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that city.

          "Base Rate" shall mean the rate of interest established by Lender from time to time as its reference rate in making loans but shall not reflect the rate of interest charged to any particular class of borrowers. The Base Rate shall change automatically as of the date of a change in the Base
  Rate, without notice to the Borrowers.

          "Borrowers" shall mean Trans-Lux
  Corporation, a Delaware corporation, Trans-Lux
  Consulting Corporation, a Delaware corporation, Trans-
  Lux Sign Corporation, a Delaware corporation,
  Integrated Systems Engineering, Inc., a Utah corporation, and Trans-Lux Montezuma Corporation, a New Mexico corporation, and "Borrower" shall mean individually any of the foregoing.

          "Business Day" means in respect of any date that is specified in a confirmation to be subject to adjustment in accordance with any applicable Modified
  Following Business Day Convention, a day on which commercial banks and foreign exchange markets settle payments in New York.

          "Capital Expenditures" shall mean all
  payments or accruals (including Capital Lease
  Obligations) for any fixed assets or improvements, including Equipment held for lease but excluding expenditures related to movie theaters, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of Borrowers, any such lease under which any of the Borrowers is the lessor.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          "Change of Control" shall mean the merger, consolidation or acquisition of TLX by or with a Person not a Subsidiary.

          "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral,
  (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrowers, (iv) Borrower's ownership or use of any of their assets, or (v) any other aspect of any Borrower's business.

          "Chattel Paper" shall mean any "chattel
  paper," as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located.

          "Claim" shall have the meaning assigned to it in Section 1.09.

          "Closing Date" shall mean the Business Day on which the conditions precedent set forth in
  Section 2 have been satisfied or waived and the initial Revolving Credit Advance has been made.

          "Closing Fee" shall have the meaning
  assigned to it in Annex C.

          "Code" shall mean the Uniform Commercial
  Code as the same may, from time to time, be in effect in the State of Connecticut; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Collateral" shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations.

          "Collateral Documents" shall mean the
  Security Agreements and all instruments necessary to perfect the Security Interests (as defined in the Security Agreements).

          "Consolidated Tangible Net Worth" shall
  mean, with respect to any Person, at any date, the net worth of such Person on a consolidated basis less the goodwill and other intangible assets of such Person on a consolidated basis at such date determined in accordance with GAAP.

          "Consolidated Unsubordinated Liabilities" shall mean, with respect to any person, at any date, all liabilities of such person which would appear on the liabilities side of a consolidated balance sheet, other than capital stock, capital surplus, retained earnings, minority interests, deferred credit, subordinated indebtedness which is approved by Lender
  (including the Debentures which are deemed approved) and contingency reserves required by GAAP.

          "Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrowers may now or hereafter have any right, title or interest, including, any agreement relating to the terms of payment or the terms of performance of any Account.

          "Copyrights" shall mean any U.S. copyright to which Borrowers now or hereafter have title, as well as any application for a U.S. copyright hereafter made by Borrowers.

          "Current Maturities" shall mean with respect to any Person, as of the date designated, payments scheduled to be paid under Indebtedness within one year after such date as determined in accordance with GAAP.

          "Customs" shall mean the United States
  Custom Department.

          "Debentures"  shall mean the 9% Convertible
  Subordinated Debentures due 2005 issued by TLX and the 9 1/2% Subordinated Debentures due 2012 issued by TLX.

          "Debt To Worth Ratio"  shall mean, with
  respect to any Person, at any date, the ratio of Consolidated Unsubordinated Liabilities to the sum of
  (i) Consolidated Tangible Net Worth and (ii)
  Subordinated Indebtedness.

          "Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" shall mean a rate per annum equal to four hundred basis points (4.00%) above the interest rate as in effect from time to time under
  Section 1.1.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "DOL" shall mean the United States
  Department of Labor or any successor thereto.

          "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, and in any event any bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

          "EBITDA" shall mean, for any Person for any period, the Net Income (Loss) of such Person for such period, plus the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net
  Income (Loss): (i) interest expense (net of interest income), (ii) income tax expense, (iii) depreciation and (iv) amortization.

          "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive
  Environmental Response, Compensation, and Liability
  Act of 1980, as amended (42 U.S.C. SS 9601 et seq.)
  ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. SS 1801 et seq.); the Federal
  Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. SS 136 et seq.); the Resource
  Conservation and Recovery Act, as amended (42 U.S.C.
  SS 6901 et seq.) ("RCRA"); the Toxic Substance Control
  Act, as amended (15 U.S.C. SS 2601 et seq.); the Clean
  Air Act, as amended (42 U.S.C. SS 740 et seq.); the
  Federal Water Pollution Control Act, as amended (33
  U.S.C. SS 1251 et seq.); the Occupational Safety and
  Health Act, as amended (29 U.S.C. SS 651 et seq.)
  ("OSHA"); and the Safe Drinking Water Act, as amended
  (42 U.S.C. SS 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law or permit, order or agreement with any Governmental
  Authority) issued or enforced pursuant to an Environmental Law and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.

          "Environmental Reviews and Audits" shall mean all environmental reviews and audits and all other information pertaining to actual or potential environmental claims, whether in existence on the Closing Date or subsequent thereto with respect to one or more assets of Borrowers.

          "Equipment" shall mean any "equipment" as such term is defined in the Code, and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles and any and all additions, accessions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "ERISA" shall mean the Employee Retirement
  Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any of the Borrowers, any trade or business
  (whether or not incorporated) under common control with any of the Borrowers and which, together with any of the Borrowers, are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" shall mean, with respect to any of the Borrowers, any Subsidiary thereof or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of any of the Borrowers, any Subsidiary thereof or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
  Section 4001(a) (2) of ERISA; (iii) the complete or partial withdrawal of any of the Borrowers, any Subsidiary thereof or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
  Section 4041 of ERISA; (v) the institution of proceeding to terminate a Title IV Plan or Multi-employer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Event of Default" shall have the meaning assigned to it in Section 8.01.

          "Executive Officers" shall mean the
  Chairman, Vice Chairman, President, Chief Executive
  Officer, Chief Operating Officer, Chief Financial
  Officer, Executive Vice President(s), Senior Vice
  President(s), Vice Presidents, Treasurer and Secretary of any of the Borrowers or any Subsidiary thereof.

          "Fees" shall mean the fees due to Lender as set forth in Section 1.05 or otherwise pursuant to the Loan Documents.

          "Financials" shall mean the financial
  statements referred to in paragraphs I(i) and I(ii) of
  Schedule 3.4.

          "Fiscal Quarter" shall mean the three month periods ending on March 31, June 30, September 30 or
  December 31.

          "Fiscal Year" shall mean the 12-month period of Borrowers and its Subsidiaries ending December 31 of each year. Subsequent changes of the fiscal year of Borrowers and its Subsidiaries shall not change the term "Fiscal Year," unless Lender shall consent in writing to such change.

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person, on a consolidated basis, at any date, the ratio of EBITDA less dividends paid by TLX to the sum of (i) Interest Expense, (ii)
  Current Maturities (excluding "balloon" payments but including Capital Lease Obligations), and (iii)
  Capital Expenditures for Rental Equipment.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time (except as provided herein) as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards
  Board, which are applicable to the circumstances as of the date of determination.

          "General Intangibles" shall mean any
  "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrowers and, in any event, including, without limitation, all right, title and interest which Borrowers may now or hereafter have in or under any Contract, all customer lists, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies, (including, without limitation, insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

          "Goods" shall mean all "goods" as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, including, without limitation, movables, fixtures, Equipment,
  Inventory, or other tangible personal property.

          "Governmental Authority" shall mean any
  nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation
  ("primary obligations") of any other Person (the
  "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

          "Guaranties"  shall mean the Unlimited
  Guaranty of each of the Guarantors in the form of Exhibit "B".

          "Guarantors"  shall mean each of the
  Borrowers (other than TLX) and all other Subsidiaries of TLX.

          "Hazardous Material" shall mean a Hazardous
  Substance and/or a Hazardous Waste.

          "Hazardous Substance" shall mean any
  element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of "hazardous substance" under Section
  101(14) of the Comprehensive Environmental Response,
  Compensation and Liability Act, 42 USC SS 9601(14);
  petroleum or any fraction, byproduct or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which Borrowers own or operate or have owned or operated a facility.

          "Hazardous Waste" shall mean any element, pollutant, contaminate or discarded material
  (including any radioactive material) within the definition of Section 103(6) of the Resource
  Conservation and Recovery Act, 42 USCA SS 6903(6); and any material regulated as a hazardous waste by any jurisdiction in which Borrowers owns or operates or have owned or operated a facility, or to which Borrowers sends material for treatment, storage or disposal as waste.

          "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed
  Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
  by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
  (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

          "Indemnified Person" shall have the meaning assigned to it in Section 1.09.

          "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located and in any event all certificated securities, certificate of deposit and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" shall mean,
  collectively, all Trademarks, all Patents, all Copyrights and all Licenses now held or hereafter acquired by Borrowers, together with all franchises, tax refund claims, rights of indemnification, payments under insurance, indemnities, warranties and guarantees payable with respect to the foregoing.

          "Interest Expense" shall mean for any period the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on an income statement of such Person.

          "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by, Borrowers, wherever located, and, in any event, including, without limitation, inventory, merchandise, goods and other personal property which are held by or on behalf of Borrowers for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including, without limitation, other supplies, and all accessions and additions thereto and all documents of title covering any of the foregoing.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue
  Service, or any successor thereto.

          "ISE"  shall mean Integrated Systems
  Engineering, Inc., a Utah corporation.

          "Investment" shall mean, for any Person (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person);
  and (c) the entering into of any Guaranteed
  Indebtedness of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by any Borrower, as lessee.

          "Lender" shall mean First Fidelity Bank, a
  Connecticut banking corporation having an office at 300 Main Street, Stamford, Connecticut 06901.

          "License" shall mean any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrowers.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Loan A" shall mean the term loan facility extended by Lender to TLX, ISE and TLM in the original principal amount of $8,000,000, evidenced by Note A.

          "Loan B" shall mean the term loan facility extended by Lender to TLX, ISE, TLCC and TLSC in the original principal amount of $7,581,000, evidenced by Note B.

          "Loan C"  shall mean the revolving loan
  facility extended by Lender to TLX in the original principal amount of $4,000,000, evidenced by Note C.

          "Loan C Commitment Termination Date" shall mean the earliest of (i) June 30, 1997, (ii) the date of termination of Loan C pursuant to Section 8.2, and
  (iii) the date of termination of Loan C in accordance with the provisions of Section (a)(iii)(E) of Schedule
  1.1.

          "Loan C Maturity Date"  shall mean June 30,
  2002.

          "Loan Documents" shall mean this Agreement, the Notes, the Guaranties, the Swap Agreement, the Collateral Documents and all other instruments and agreements executed or delivered in connection with the foregoing.

          "Loans"  shall mean Loan A, Loan B and Loan
  C.

          "Loan Party" means any Borrower and each of the Guarantors.

          "Long Term Funded Debt" means, with respect to any Person, all of its Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, the Obligations.

          "Margin Stock" shall have the meaning
  specified in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Material Adverse Effect" shall mean (a) a material adverse effect on (i) the business, assets, operations, prospects, or financial or other condition of Borrowers, (ii) Borrower's ability to pay or perform their obligations under the Loan Documents in accordance with the terms thereof, (iii) the Collateral or Lender's Lien on the Collateral or the priority of any such Lien, or (iv) the rights and remedies of Lender under this Agreement and the other
  Loan Documents or (b) the incurrence by Borrowers of any liability, contingent or liquidated, which has an actual or estimated incurrence of liability, or dollar exposure or loss, greater than $2,500,000 to such Person (to the extent not covered by insurance) which loss or liability would not be reflected on such Person's income statement or balance sheet.

          "Material Contracts" shall mean each
  contract to which any of the Borrowers or Subsidiaries is now or hereafter a party involving aggregate consideration payable to or by any of the Borrowers or any of their Subsidiaries, contingent or otherwise, in excess of $500,000, except contracts as to which the remaining consideration payable to or by any of the Borrowers is less than $250,000.

          "Material Subsidiary"  shall mean each
  Subsidiary so designated in Schedule 3.9, each of which has assets in excess of $100,000 and all such Subsidiaries in existence after the date hereof.

          "Maximum Lawful Rate" shall have the meaning assigned to it in Section 1.04(e).

          "Modified Following Business Day Convention" means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day; that date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day.

          "Multiemployer Plan" shall mean a
  "multiemployer plan" as defined in Section 4001(a) (3) of ERISA, and to which Borrowers or any ERISA
  Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Non-Use Fee"  shall have the meaning
  assigned to it in Annex D.

          "Note A"  shall mean the Term Promissory
  Note in the original principal amount of $8,000,000, in the form of the attached Exhibit "A-1".

          "Note B"  shall mean the Term Promissory
  Note in the original principal amount of $7,581,000, in the form of the attached Exhibit "A-2".

          "Note C" shall mean the Promissory Note in the original principal amount of $4,000,000, in the form of the attached Exhibit "A-3".

          "Notes"  shall mean Note A, Note B and Note
  C.                          .

          "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1 in the form the attached Exhibit "D".

          "Obligations" shall mean all loans,
  advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrowers to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan
  Documents. This term includes, without limitation, all principal, interest, (including, without limitation, interest which accrues after the commencement of any case or proceeding referred to in
  Section 8.01(g) or (h)), all Fees, Charges (paid by
  Lender), expenses, attorneys' fees and any other sum chargeable to Borrowers under any of the Loan
  Documents and all obligations under a "swap agreement"
  (as that term is defined in 11 U.S.C. SS 101 (55)) including, without limitation, the Swap Agreement.

          "Odd Lot Purchase Program" shall mean the redemption by TLX, up to the maximum aggregate amount of $250,000 in any Fiscal Year, of shares of TLX common stock.

          "Other Taxes" shall have the meaning
  assigned to it in Section 1.11.

          "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by Borrowers granting any right with respect to any invention on which a Patent is in existence.

          "Patents" shall mean all of the following in which Borrowers now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and
  (ii) all reissues, divisions, continuations, continuations-in-part or extensions thereof.

          "PBGC" shall mean the Pension Benefit
  Guaranty Corporation or any successor thereto.

          "Pension Plan" shall mean an employee
  pension benefit plan, as defined in Section (3) (2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in section 3
  (34) of ERISA, and which Borrowers or, if a Title IV
  Plan or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Permitted Acquisition" shall mean an
  acquisition (unrelated to the movie theater business) by Borrowers or any of their Subsidiaries of the assets or capital stock of a Person provided that
  (1) no Event of Default exists or would be caused by the consummation of such acquisition, (2) the consideration (both cash and non-cash) paid for any single acquisition shall not exceed $2,000,000 or $4,000,000 in the aggregate for all acquisitions
  (except those related to the acquisition of movie theatre or multi-media operations) in any Fiscal Year.


          "Permitted Encumbrances" shall mean the
  following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of
  Section 5.02 of this Agreement; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts
  (other than contracts for the payment of money) or leases to which Borrowers is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrowers;
  (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 in the aggregate at any time;
  (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrowers is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates, (x) liens, mortgages or security interests in connection with purchase money indebtedness incurred in the ordinary course of business, and (xi) liens, mortgages or security interest in connection with the financing, purchase, construction or lease of movie theaters upon reasonable notice to Lender.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean, with respect to Borrowers or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrowers maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include, with respect to any Person, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of its property or assets, (ii) any and all payments (in any form whatsoever) made or due and payable to such Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such Person's property or assets by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of such Person against third parties (a) for past, present or future infringement of any Patent or Patent License or (b) for past, present or future infringement or dilution of any Trademark or Trademark
  License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by such Person against third parties with respect to any litigation or dispute concerning any of such Person's property or assets, and (v) any and all other amounts from time to time paid or payable under or in connection with any of such Person's property or assets, upon disposition or otherwise.

          "Projections" shall mean the projections referred to in paragraph II of Schedule 3.4.

          "Property" shall have the meaning assigned to it in Section 5.14.

          "Qualified Plan" shall mean an employee
  pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
  Section 401(a) of the IRC, and which Borrowers or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Reference Banks" means four major banks in the London interbank market.

          "Regulatory Change" shall mean, with respect to Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations
  (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including Lender of or under any Federal, state or foreign law or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Release" shall mean, as to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person's direction or control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit or order of a Governmental Authority otherwise not in violation of Applicable Law.

          "Rental Equipment" shall mean Equipment
  manufactured by one of the Borrowers and leased to customers.

          "Reportable Event" shall mean any of the events described in Section 4043(b) (1), (2), (3),
  (5), (6), (8) or (9) of ERISA.

          "Representative Amount" means an amount that is representative for a single transaction in the relevant market at the relevant time.

          "Reset Date" means quarterly on the first of each quarter, starting October 1, 1995, through and including July 1, 2002, subject to the Modified
  Following Business Day Convention.

          "Restricted Payment" shall mean, with
  respect to any Person, (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's
  Stock, excluding dividends from one Subsidiary to another or to TLX and excluding cash dividends by TLX which do not exceed $750,000 in the aggregate in any Fiscal Year, (ii) except for (A) the Odd Lot Purchase
  Program, (B) the purchase of shares of the common stock of TLX in the aggregate amount of up to $750,000 in any Fiscal Year, and (C) in respect of the Stock
  Option Plans, any payment on account of the purchase, redemption, defeasance or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person in their capacity as Stockholders as opposed to employees, directors or consultants; provided, however, that no Event of Default exists or would be caused by the making of a Restricted Payment.

          "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Portion" shall mean the period commencing on the Closing Date and continuing through and including the Loan C Commitment
  Termination Date during which the outstanding balance of Loan C shall bear annual interest as set forth in
  Schedule 1.2.

          "Security Agreement" shall mean the Security
  Agreements, substantially in the form of Exhibit "C", between Lender and each of the Borrowers, as from time to time amended, supplemented or modified.

          "Schedule of Documents" shall mean the
  schedule attached hereto as Annex B, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date
  (a) the fair value of the property of such Person is greater than the total amount of liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Persons's property would constitute an unreasonably small capital.

          "Stock" shall mean all shares, options,
  warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange
  Commission under the Securities Exchange Act of 1934, as amended).

          "Stock Option Plans"  shall mean the
  Incentive Stock Option Plan II, the 1989 Non-Employee
  Director Stock Option Plan, the 1992 Stock Option Plan and the 1995 Stock Option Plan.

          "Stockholder" shall mean each holder of
  Stock of Borrowers as set forth on Schedule 3.9.

          "Subordinated Indebtedness" shall mean
  Indebtedness which is subordinate in payment and priority to indebtedness of the Loans.

          "Subject Property" shall mean all real
  property owned, leased or operated by any of the Borrowers or any Subsidiary or Affiliate.

          "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50% or more or of which any such Person is a general partner or may exercise the powers of a general partner.

          "Swap Agreement" shall mean the Master
  Agreement dated on or about the Closing Date (together with all Exhibits and Schedules) between Lender and Borrowers in the form of the attached Exhibit "E".

          "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes imposed on or measured by the net income of the Lender by the United States, the jurisdiction under the laws of which Lender is organized or the jurisdiction in which Lender's applicable lending office is located or, in each case, any political subdivision thereof.

          "Term Credit Portion" shall mean the period commencing on the Loan C Commitment Termination Date and continuing through and including the Loan C
  Maturity Date during which the outstanding balance of Loan C shall bear annual interest as set forth in
  Schedule 1.2.

          "Term Loan Maturity Date"  shall mean August
  27, 2002.

          "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

          "TLCC"  shall mean Trans-Lux Consulting
  Corporation, a Delaware corporation.

          "TLM"  shall mean Trans-Lux Montezuma
  Corporation, a New Mexico corporation.

          "TLSC"  shall mean Trans-Lux Sign
  Corporation, a Delaware corporation.

          "TLX" shall mean Trans-Lux Corporation, a Delaware corporation.

          "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by Borrowers granting any right to use any Trademark or Trademark registration.

          "Trademarks" shall mean all of the following now owned or hereafter acquired by Borrowers: (i) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof, and (iii) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.

          "Transaction Expenses" shall mean the
  expenses described in Section 10.2.

          "Treasury Rate"  shall mean the rate
  (rounded upward to the nearest 1/16 of one percent) of U.S. Treasury Notes having a constant maturity of seven years.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of
  (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV
  Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities
  (whether or not accrued) that could be avoided by Borrowers, an Other Designated Subsidiary or any ERISA
  Affiliate as a result of such transaction.

          "USD-LIBOR-BBA" means that the rate for a Reset Date will be the rate for deposits in U.S.
  Dollars for a period of 90 days which appears on the Telerate Page 3750 as of 11:00 a.m. London time, on the day that is two Banking Days preceding that Reset
  Date.  If such rate does not appear on the Telerate
  Page 3750, the rate for that Reset Date will be determined as if the parties had specified "USD-LIBOR-
  Reference Banks" as the applicable Floating Rate
  Option.

          "USD-LIBOR-Reference Banks" means that the rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of 90 days commencing on that Reset Date and in a Representative Amount.
  Lender will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lender, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on that Reset Date and in a Representative
  Amount.

          "Welfare Plans" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrowers or any ERISA
  Affiliate.

          "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

          Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied as of the date of this Agreement.
  That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the Annexes, Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

          Wherever from the context it appears
  appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                       ANNEX B

                         to

                  CREDIT AGREEMENT


            Dated as of August 28, 1995


  SCHEDULE OF CLOSING DOCUMENTS


     The obligation of Lender to extend the Loans is subject to satisfaction of the conditions precedent that Lender shall have received the following, each, unless otherwise specified below, dated the Closing
  Date, in form and substance satisfactory to Lender and its counsel, unless otherwise specified below:

  I. PRINCIPAL LOAN DOCUMENTS.

          (a)  Credit Agreement.  The Credit Agreement
  duly executed by Borrowers.

          (b)  Notes.  Duly executed Notes to the
  order of Lender.

          (c)  Notice of Revolving Credit Advance.  An
  original Notice of Revolving Credit Advance, duly executed by the Chief Executive Officer or Chief
  Financial Officer of TLX.

          (d)  Swap Agreement.  The Swap Agreement
  duly executed by the Borrowers.

  II.     COLLATERAL DOCUMENTS.

          (a)  Security Agreement.  The Security
  Agreement duly executed by each of the Borrowers, together with delivery to Lender of:

            (i)     Acknowledgement copies of proper
       Financing Statements on Form UCC-l (the
       "Financing Statements") duly filed under the Uniform Commercial Code, or chattel mortgages duly filed under other applicable law, of all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect the Liens created by the Security Agreement;

           (ii)     Certified copies of Requests for
       Information (Form UCC-11), or other evidence satisfactory to Lender, listing the Financing
       Statements or chattel mortgages referred to in paragraph (i) above and all other effective financing statements or chattel mortgages which name Borrowers (under their present name, any previous name or any trade or doing business name) as debtor and which are filed in the jurisdictions referred to in said paragraph (i) above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement);

          (iii)     Agreements relating to the
       granting of a security interest in Patents, Trademarks and Copyrights in a form suitable for filing with the appropriate Federal filing office by each of the Borrowers (other than TLX);

           (iv)     Evidence of the completion of all
       other recordings and filings as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect the Liens created by the Security Agreement;

            (v)     Evidence that the insurance
       required by the terms of the Security Agreement and hereunder is in full force and effect; and

           (vi)     Duly executed notices from
       Borrowers (other than TLX) to each Person listed on Schedule 3.2 of Lender's Lien on Borrower's
       Inventory delivered to such Person from time to time.

          (b)  Guaranties.  The Guaranties duly
  executed by each Guarantor.

          (c)  Lease Summary.  A summary of Leases in
  the form described in subsection (c) on Annex D.

          (d)  Certain agreements and instruments in
  connection iwth the grant of a mortgage by one or more of Borrowers to Lender of certain parcels of real property.

  III.    THIRD PARTY AGREEMENTS.

          Landlord Consents. Duly executed agreements from the landlords of TLX's locations in Skokie, IL, New York, NY, Dallas, TX, and Las Vegas, NV.
  Borrowers agree to use reasonable efforts to deliver the Landlord Consents within 60 days after the Closing
  Date.


  IV.     DOCUMENTS DELIVERED BY BORROWERS.

          (a)  Board Resolutions and Incumbency
  Certificates. A certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying (A) the resolutions adopted by the Board of Directors of each of the Borrowers approving each Loan
  Document to which any of the Borrowers is a party and the transactions contemplated hereby and thereby, (B) all documents evidencing other necessary corporate action by Borrowers and required governmental and third party approvals with respect to each such Loan
  Document, and (C) the names and true signatures of the authorized officers of Borrowers.

          (b)  Articles of Incorporation; By-Laws and
  Good Standing Certificates. The certificate of incorporation or the foreign equivalent thereof of each of the Borrowers as in effect on the Closing
  Date, certified by the Secretary of State or other appropriate authority of the State of its incorporation, together with a recent good standing certificate or the foreign equivalent thereof from such Secretary of State or other appropriate authority, and the by-laws or the foreign equivalent thereof of each of the Borrowers as in effect on the Closing Date, certified by the Secretary, Assistant
  Secretary or other appropriate officer or director of each of the Borrowers or a certification that there has been no changes since [January 17, 1995].

          (c)  Solvency.  A certificate in form and
  substance satisfactory to Borrowers, signed by the chief financial officer of Borrowers, certifying as to the Solvency of Borrowers, on a consolidated basis, after giving effect to the entering into of the, the Loan Documents, the Loans hereunder and the other transactions contemplated hereby.

          (d)  Financial Statements.  To the extent
  not delivered previously to Lender, copies of the financial statements described in Schedule 3.4.

          (e)  Projections.  To the extent not
  delivered previously to Lender, copies of the Projections described in Schedule 3.4 in form and substance satisfactory to Lender.

          (f)  Environmental Reviews and Audits.  All
  Environmental Reviews and Audits and other information pertaining to actual or potential environmental claims as Lender may require.

          (g)  Appraisals.  All appraisals for any
  Subject Property.

  V. LEGAL OPINIONS.

          (a)  Legal Opinions.  An opinion of counsel
  to Borrowers, the Individual Guarantors, in form and substance satisfactory to Lender (which shall include an opinion as to enforceability of the Loan Documents under Connecticut law and the validity, binding effect and enforceability of Liens and other matters, and such other matters incident to the transactions contemplated hereby as Lender may reasonably require).




                    ANNEX C

                       to

               CREDIT AGREEMENT

           Dated as of August 28, 1995


  SCHEDULE OF CERTAIN FEES


     1. The amount of $80,000 in consideration of Lender's extension of Loan A.

     2. The amount of $75,810 in consideration of Lender's extension of Loan B.

     3. An unused facility fee (the "Non-use Fee") payable to Lender equal to one-half of one percent
  (0.50%) per annum on the average unused daily balance of Loan C, payable in arrears (i) for the preceding calendar quarter, on the first day of each calendar quarter commencing October 1, 1995, and (ii) on the Loan C Commitment Termination Date.


     With respect to the fees described under clauses
  1 and 2 above, Borrowers acknowledge that the amount of $50,000 shall be deemed an investment banking fee which was paid by Borrowers prior to the Closing Date;
  the amount of $105,810 is due and payable simultaneously with the execution and delivery of this Agreement. All computations of the foregoing fees shall be made by Lender and on the basis of a 365-day year, in each case for the actual number of days occurring in the period for which such fee is payable.



                    ANNEX D

                      to

               CREDIT AGREEMENT

          Dated as of August 28, 1995


  FINANCIAL STATEMENTS, PROJECTIONS AND NOTICES



          (a)  Promptly upon filing thereof, a copy of
  the Report on Form 10-Q from TLX together with a certificate of the Chief Financial Officer of the Borrowers that such financial statements contained therein and present fairly in accordance with GAAP the consolidated financial position and the consolidated results of operations and the consolidated statements of cash flow of the Borrowers as at the end of such Fiscal Quarter and for the period then ended, and that there was no Default in existence as of such time.

          (b)  Promptly upon filing thereof, a copy of
  the Report on Form 10-K together with (i) a statement in reasonable detail showing the calculations used in determining Borrowers' compliance with the financial covenants set forth in Section 6.11, (ii) a certification of the Chief Executive Officer or Chief
  Financial Officer of Borrowers that all such financial statements present fairly in accordance with GAAP the cash flows, the results of operations and the balance sheet of Borrowers and their Subsidiaries as at the end of such Fiscal Year and for the period then ended and that, to their knowledge, there was no Default in existence as of such time.

          (c)  No later than 100 days after the end of
  each Fiscal Year, TLX shall deliver to Lender, in form and content acceptable to Lender, a detailed summary of all Leases to which any Borrower is the lessor, which summary shall include, without limitation, (i) the name and address of the lessee, (ii) the term of the Lease (if available) and the expiration date of such Lease, (iii) the monthly payment under such Lease, (iv) the aggregate unpaid remaining Lease payments, and (v) whether such Lease covers Inventory or Equipment. No later than 50 days after the end of each Fiscal Quarter, a summary of changes from the summary delivered for the preceding Fiscal Year.

          (d)  As soon as practicable, but in any
  event within five (5) Business Days after Borrowers become aware of the existence of any Default, or any development or other information which would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.

          (e)  Upon Lender's request, copies of all
  federal, state, local and foreign tax returns, information returns and reports in respect of income, franchise or other taxes on or measured by income
  (excluding sales, use or like taxes) filed by Borrowers or any Subsidiary thereof.

          (f)  Promptly upon the issuance thereof,
  copies of all reports to the Securities and Exchange
  Commission or any other governmental agency or any securities exchange located in the United States of America where TLX or any Subsidiary is listed, and all reports, notices or statements sent to its stockholders or to the holders of any Indebtedness or to the trustee under any indenture under which the same is issued.

          (g)  As soon as possible, and in any event
  within ten days after Borrowers know or have reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists with respect to Borrowers or any of their Subsidiaries, a statement signed by a senior officer of Borrowers setting forth details respecting such event or condition and the action, if any, that Borrowers, any Subsidiary thereof or any ERISA Affiliate proposes to take with respect thereto
  (and a copy of any report or notice required to be filed with or given to PBGC by Borrowers, any Subsidiary thereof or any ERISA Affiliate with respect to such event or condition):

               (i)  any reportable event, as defined
       in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the IRC or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the IRC);

               (ii) the filing under Section 4041 of
       ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

               (iii)     the institution by PBGC of
       proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrowers, any Subsidiary thereof or any ERISA
       Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal
       by Borrowers, any Subsidiary thereof or any ERISA
       Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Borrowers, any Subsidiary thereof or any ERISA
       Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
       Section 4041A of ERISA; and

               (v)  the institution of a proceeding by
       a fiduciary of any Multiemployer Plan against Borrowers, any Subsidiary thereof or any ERISA
       Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.

          (h)  Such other reports and information
  respecting Borrowers' business, financial condition or prospects as Lender may, from time to time, reasonably request.



                      ANNEX E

                         to

                   CREDIT AGREEMENT


            Dated as of August 28, 1995


  INSURANCE REQUIREMENTS


     I.   Coverage Requirements. The insurance
  policies maintained by Borrowers provide for, without limitation, the following insurance coverage:

          (a)  "All Risk" physical damage insurance on
  all of Borrowers' tangible real and personal property and assets, wherever located, including without limitation, Inventory located at premises not owned or leased by Borrowers (up to the amount of $200,000) and covers, without limitation, fire and extended coverage, boiler and machinery coverage, flood and earthquake, (up to $1,000,000 with the exception of California) theft, burglary, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or its equivalent) and extra expense and business interruption endorsements.
  Such endorsement, or an independent instrument furnished to Lender, provides that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrowers or any other
  Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage;

          (b)  Comprehensive general liability
  insurance on an "occurrence basis" against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate. Such coverage includes, without limitation, premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability;

          (c)  Statutory limits of, worker's
  compensation insurance which includes employee's occupational disease and employer's liability in the amount of $500,000 for each accident or occurrence;

          (d)  Automobile liability insurance for all
  owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence;

          (e)  Umbrella insurance of $25,000,000 per
  occurrence and $25,000,000 in the aggregate;

          (f)  Business Interruption insurance in the
  amount of $3,000,000 (except that the amount shall be $400,000 for the theatre operations);

          (g)  Crime insurance with respect to
  employee dishonesty in the amount of $100,000 (except for employee theft from benefit plans which shall be in the amount of $375,000); and

          (h)  Fiduciary liability insurance with
  respect to defined benefit and group welfare plans in the amount of $3,000,000.

          All of such policies (i) shall have
  deductibles acceptable to Lender; (ii) shall provide that Lender will be notified by written notice at least thirty (30) days prior to such policy's cancellation or material modification; (iii) are in full force and effect; (iv) are in form and with insurers recognized as adequate by Lender (insurers with an A.M. Best rating lower than "A" will not be considered adequate); and (v) provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of Borrowers and as otherwise acceptable to Lender. Each insurance policy contains a clause which provides that Lender's interest under such policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by the use of the property for purposes more hazardous than is permitted in such policy. Borrowers have delivered to Lender a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement.



                   SCHEDULE 1.1

                        to

                 CREDIT AGREEMENT

            Dated as of August 28, 1995


  LOANS


     (a) (i) Loan A. Upon and subject to the terms of the Credit Agreement, Lender agrees to make Loan A to TLX, ISE and TLM on the Closing Date. Amounts repaid under Loan A may not thereafter be reborrowed.
  Loan A shall be evidenced by Note A dated the Closing
  Date.

          (ii) Loan B. Upon and subject to the terms of the Credit Agreement, Lender agrees to make Loan B to TLX, ISE, TLCC and TLSC on the Closing Date.
  Amounts repaid under Loan B may not thereafter be reborrowed. Loan B shall be evidenced by Note B dated the Closing Date.

          (iii)     Loan C.  (A) Upon and subject to
  the terms of the Credit Agreement, Lender agrees to make Loan C to TLX on the Closing Date in an aggregate principal amount at any time outstanding not to exceed
  $4,000,000. So long as a Default or an Event of Default does not then exist, TLX may borrow, repay and reborrow amounts under Loan C. Loan C shall be evidenced by Note C dated the Closing Date.

               (B)  TLX shall give Lender notice of
  each borrowing under Loan C as provided in subsection
  (C) below and, subject to subsection (C) below, on the date specified for such borrowing, Lender shall make available the amount of such borrowing in immediately available funds for the account of TLX.

               (C)  Each notice of a borrowing under
  Loan C shall be given in writing (by facsimile, hand delivery or U.S. Mail) by TLX to Lender at the address set forth in Section 10.10 of the Credit Agreement no later than 1:00 pm (Hartford, Connecticut time) on the Business Day of the proposed borrowing. Each such notice of borrowing (a "Notice of Revolving Credit
  Advance") shall be substantially in the form of Exhibit D hereto and Lender shall be entitled to rely upon and shall be fully protected under the Credit
  Agreement in relying upon any Notice of Revolving
  Credit Advance believed by Lender to be genuine and to assume that the persons executing and delivering the same were duly authorized unless a responsible individual acting thereon for Lender shall have actual knowledge to the contrary.

               (D)  In the event that the outstanding
  balance of Loan C shall, at any time, exceed the amount of $4,000,000, TLX agrees to immediately repay
  Loan C in the amount of such excess; notwithstanding, the foregoing, such excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by Note C.

               (E)  TLX shall have the right any time
  on 30 days' prior written notice to Lender to voluntarily terminate Loan C (in whole but not in part) without premium or penalty. Upon such termination, TLX's right to receive borrowings under Loan C shall simultaneously terminate and TLX's obligation to pay the Non-use Fee shall terminate. On the date of such termination, all Borrowers shall pay the Lender, in immediately available funds, all of the Obligations including any accrued and unpaid interest

     (b)  The extension of the Loans on the Closing
  Date shall be subject to the fulfillment of the conditions set forth in Section 5.02 of the Credit
  Agreement.

     (d) In addition to all amounts required to be paid by Borrowers hereunder, Borrowers shall pay to Lender, upon demand by Lender, the amount or amounts set forth in Section 1.2 of the Credit Agreement as a result of any payment or prepayment by any Borrower of Loan A or Loan B for any reason or an acceleration pursuant to the Credit Agreement).



                     SCHEDULE 1.2

                         to

                  CREDIT AGREEMENT


             Dated as of August 28, 1995


  REPAYMENT OF LOANS

         (a)  Loan A.  (i) TLX, ISE and TLM shall pay
  interest on the outstanding balance of Loan A quarterly in arrears, (A) for a period commencing on the Closing Date and ending on July 1, 1998, at a per annual rate equal to seven and eighty-six one hundredths percent (7.86%), as more fully set forth in subsection (f) below, (B) commencing July 1, 1998, and continuing through the Term Loan Maturity Date at a rate per annum equal to one hundred seventy-five basis points (1.75%) above USD-LIBOR-BBA, and (C) if any interest remains payable after the Term Loan Maturity
  Date, upon demand; provided, however, that on June 1, 1998, the obligors under such Loan shall have the right to request a fixed rate of interest for the remaining term of such Loan and, provided that Lender at such time regularly offers fixed interest rates for loans similar to such Loan, Lender agrees to act reasonably with respect to such request.

     (ii) The aggregate principal amount of Note A shall be payable in quarterly installments (consisting of principal) as follows:

   Payment Date                      Amount of Payment

   October 1, 1995 -  July 1, 2002     $  133,333
   August 27, 2002                     $4,266,677


       (b) Loan B. (i) TLX, ISE, TLCC and TLSC shall pay interest on the outstanding balance of Loan B, quarterly in arrears (A) for a period commencing on the Closing Date and ending on July 1, 1998, at a per annum rate equal to seven and eighty-six one hundredths percent (7.86%), as more fully set forth in subsection (f) below, (B) commencing July 1, 1998, and continuing through the Term Loan Maturity Date at a rate per annum equal to one hundred seventy-five basis points (1.75%) above USD-LIBOR-BBA, and (C) if any interest remains payable after the Term Loan Maturity
  Date, upon demand; provided, however, that on June 1, 1998, the obligors under such Loan shall have the right to request a fixed rate of interest for the remaining term of such Loan and, provided that Lender at such time regularly offers fixed interest rates for loans similar to such Loan, Lender agrees to act reasonably with respect to such request.

       (ii) The aggregate principal amount of Note B shall be payable in quarterly installments (consisting of principal only) as follows:

        Payment Date                Amount of Payment

   October 1, 1995 -  July 1, 2002     $270,750


       (c)  Loan C.  (i) During the Revolving Credit
  Portion, TLX shall pay interest on the outstanding balance of Loan C at an annual interest rate equal to two hundred basis points (2.00%) above USD-LIBOR-BBA, as more fully set forth in subsection (f) below.

                 (ii)  During the Term Credit Portion,
  TLX shall pay interest on the outstanding balance of Loan C at an annual interest rate equal to two hundred twenty-five basis points (2.25%) above USD-LIBOR-BBA, as more fully set forth in subsection (f) below;
  provided, however, that on a date thirty (30) days prior to the Loan C Commitment Termination Date, TLX shall have the right to request a fixed rate of interest for the Term Credit Portion and, provided that Lender at such time regularly offers fixed interest rates for loans similar to the Term Credit
  Portion, Lender agrees to act reasonably with respect to such request. If any interest remains payable after the Loan C Maturity Date, such interest shall be payable upon demand.

                 (iii)     On June 30, 1997, the then
  outstanding indebtedness under Note C shall be payable in nineteen (19) equal payments each in the amount of one-twentieth (1/20th) of the amount then outstanding under Note C, payable on October 1, 1997, and continuing on the first day each successive Fiscal
  Quarter and a final payment on June 30, 2002 of all amounts then outstanding under Note C.

       (d)  Interest on each of the Loans shall be
  calculated on the basis of the actual number of days elapsed over a 365-day year.

       (e) If any interest or other payment under any of the Loans becomes due and payable on a day other than a Business Day, the required payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Upon the failure of Borrowers to make required payments under any of the Notes on the date due (after the expiration of any applicable grace period), Lender shall have the right to directly charge any Borrower's account maintained with Lender for the amount of such required payment.

       (f) With respect to indebtedness under the Loans which bears interest tied to USD-LIBOR-BBA, Borrowers shall pay such interest quarterly in arrears on the sooner to occur of (x) the next preceding Business Day immediately prior to a Reset Date and (y) the last day of each Fiscal Quarter.

       (g) Lender may collect a late charge of four percent (4%) of any installment of principal, interest or other amount not contested in good faith by Borrowers due to Lender which is not paid by Borrowers within 10 days after the due date thereof to cover the extra expense involved in handling such delinquent payment and Borrowers agrees that such amount is reasonable; however, such late charge shall not affect
  Lender's right to exercise any of its rights and remedies provided in the Credit Agreement if an Event of Default has occurred.







                   SCHEDULE 1.3

                       to

                 CREDIT AGREEMENT

           Dated as of August 28, 1995


  USE OF PROCEEDS

       1. Loan A: (a) Satisfaction or refinance of all indebtedness (i) outstanding under an industrial revenue bond obligation of TLX having an outstanding principal balance of approximately $600,000 as evidenced by the Promissory Note dated July 20, 1982, (ii) outstanding under the obligation of TLX to Lender and The Bank of New York having an outstanding principal balance of approximately $488,000 as evidenced by the Promissory Note dated November 15, 1978,
              (iii) outstanding under the obligation of TLX to Lender in connection with the credit facility to redeem certain of TLX's subordinated debentures having an outstanding principal balance of approximately $2,850,000 as evidenced by the Promissory Note dated October 17, 1994, (iv) outstanding under the obligation of ISE to Lender having an outstanding principal balance of approximately $787,000 as evidenced by the Promissory Note dated
              January 17, 1995, (v) outstanding under the obligation of ISE to Lender having an outstanding principal balance of approximately $2,375,000 as evidenced by the Promissory Note dated January 17, 1995, and
              (vi) to the extent of approximately
              $900,000, outstanding under the obligation of TLCC and TLSC to Lender having an outstanding principal balance of approximately $8,568,000 as evidenced by the Promissory Note dated November 4, 1993 (the
              "TLCC/TLSC Facility")

       2. Loan B: Refinance of the balance of the TLCC/TLSC Facility.

       3.   Loan C:  Refinance of all indebtedness
              outstanding under the obligation of TLX to Lender having an outstanding principal balance of $300,000 as evidenced by the Revolving Credit Promissory Note dated April
              9, 1992.


                   SCHEDULE 3.4

                       to

                CREDIT AGREEMENT

           Dated as of August 28, 1995


  FINANCIAL STATEMENTS AND PROJECTIONS

       I. Financial Statements. All of the following balance sheets and statements of income and cash flows of Borrowers, on a consolidated basis, copies of which have been furnished by Borrowers to Lender prior to the date of the Agreement, have been, except as noted therein, prepared in conformity with GAAP and present fairly, in all material respects, the financial position of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes):

            (i)  the unaudited consolidated balance
  sheet of Borrowers and their Subsidiaries as at June
  30, 1995, and the related consolidated and consolidating statement of income and cash flows for the six Fiscal Months ending June 30, 1995; and

          (ii)   the audited and certified consolidated
  balance sheet of Borrowers and their Subsidiaries as of December 31, 1994, and 1993, and the consolidated statement of income and cash flows for the year then ended.

       II. Projections. The projections of operating budgets, balance sheets and cash flow statements on a consolidated basis for Borrowers on an annual basis, for the period ending December 31, 1995 through December 31, 1998 (collectively, the "Projections"), copies of which have been delivered by Borrowers to Lender, disclose all assumptions made with respect to general economic, financial and market conditions in formulating such Projections. To the best knowledge of Borrowers, no facts exist which would result in any material change in any of such Projections. The
  Projections are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, and reflect the reasonable estimate of Borrowers and their Subsidiaries of the results of operations and other information projected therein.



                  SCHEDULE 6.11

                        to

                 CREDIT AGREEMENT

           Dated as of August 28, 1995


  FINANCIAL COVENANTS

       1.   Capital Expenditures.  (a) TLX, on a
  consolidated basis, shall expend during each Fiscal
  Year, Capital Expenditures in an amount not less than $3,000,000 capitalized in connection with Rental
  Equipment.

            (b) TLX, on a consolidated basis, shall not expend in excess of $10,000,000 for Capital
  Expenditures (including Rental Equipment but excluding expenditures related to movie theatres) in any Fiscal
  Year, which amount shall be noncumulated from year to year.

       2. Debt to Worth Ratio. TLX, on a consolidated basis, at the end of each Fiscal Quarter, for the most recent 12-month period, shall maintain a Debt to Worth
  Ratio of not greater than the following for the period indicated:


  Period                                         Ratio

  Closing Date through September 30, 1997        1.25 to 1
  December 31, 1997 through September 30, 1998   1.20 to 1
  December 31, 1998 and thereafter               1.00 to 1


       3.   Fixed Charge Coverage Ratio.  TLX, on a
  consolidated basis, at the end of each Fiscal Quarter for the most recent 12-month period, shall maintain a Fixed Charge Coverage Ratio of not less than the following for the period indicated:


  Period                                       Ratio

  March 31, 1995                               0.96 to 1
  June 30, 1995 through September 30, 1996     1.00 to 1
  December 31, 1996 and thereafter             1.05 to 1


       4. Consolidated Tangible Net Worth. TLX shall maintain at all times Consolidated Tangible Net Worth in an amount not less than $18,000,000.

       5.   Lease Payments.  TLX, on a consolidated
  basis, shall not create or assume to make any payments, whether rent or otherwise under any Lease, rental or other arrangement (excluding Leases related to movie theatres) in excess of $1,000,000 in the aggregate in any Fiscal Year without the prior written consent of Lender, which consent shall not be unreasonably withheld.

                TERM PROMISSORY NOTE


  $8,000,000               As of August 28, 1995
                           Stamford, Connecticut

       1.   For value received, the undersigned, TRANS-
  LUX CORPORATION, a Delaware corporation, INTEGRATED
  SYSTEMS ENGINEERING, INC., a Utah corporation, and
  TRANS-LUX MONTEZUMA CORPORATION, a New Mexico corporation, (collectively, the "Maker"), jointly and severally promise to pay to the order of FIRST
  FIDELITY BANK, a Connecticut banking corporation (the
  "Lender"), at its office at 300 Main Street, Stamford,
  Connecticut, or at such other place as the holder hereof (including the Lender, hereinafter referred to as the "Holder"), may designate, the principal sum of EIGHT MILLION DOLLARS ($8,000,000), in lawful money of the United States of America. All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement dated as of the date hereof between, among others the Maker and the Lender (the "Credit
  Agreement").

       2.   This Note is issued pursuant to the Credit
  Agreement and is entitled to the benefit and security of the Loan Documents to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made.

       3. The principal amount of the indebtedness evidenced hereby shall be payable in installments in the amounts and on the dates specified in the Credit
  Agreement, including, without limitation, those set forth on Schedule "1.2" to the Credit Agreement.
  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

       4. Upon and during the occurrence of an Event of Default, this Note may, as provided in the Credit
  Agreement, and without demand, notice or legal process of any kind, be declared and immediately shall become, due and payable.

       5.  The Maker waives diligence, demand,
  presentment, protest and notice of nonpayment, protest and any renewals or extensions of this Note.


       6. This Note shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Connecticut.

  TRANS-LUX CORPORATION


  By /s/ Victor Liss
  ----------------------------------------------
    Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer

  INTEGRATED SYSTEMS ENGINEERING, INC.


  By /s/ Victor Liss
  ----------------------------------------------
    Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer

  TRANS-LUX MONTEZUMA CORPORATION


  By /s/ Victor Liss
  ----------------------------------------------
  Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer
















                  TERM PROMISSORY NOTE


  $7,581,000                  As of August 28, 1995
                              Stamford, Connecticut

    1.  For value received, the undersigned, TRANS-LUX
  CORPORATION, a Delaware corporation, INTEGRATED
  SYSTEMS ENGINEERING, INC., a Utah corporation, TRANS-
  LUX CONSULTING CORPORATION, a Delaware corporation, and TRANS-LUX SIGN CORPORATION, a Delaware corporation, (collectively, the "Maker"), jointly and severally promise to pay to the order of FIRST
  FIDELITY BANK, a Connecticut banking corporation (the
  "Lender"), at its office at 300 Main Street, Stamford,
  Connecticut, or at such other place as the holder hereof (including the Lender, hereinafter referred to as the "Holder"), may designate, the principal sum of SEVEN MILLION FIVE HUNDRED EIGHTY-ONE THOUSAND DOLLARS
  ($7,581,000), in lawful money of the United States of America. All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement dated as of the date hereof between, among others the Maker and the Lender (the "Credit Agreement").

    2.  This Note is issued pursuant to the Credit
  Agreement and is entitled to the benefit and security of the Loan Documents to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made.

    3. The principal amount of the indebtedness evidenced hereby shall be payable in installments in the amounts and on the dates specified in the Credit
  Agreement, including, without limitation, those set forth on Schedule "1.2" to the Credit Agreement.
  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

    4. Upon and during the occurrence of an Event of Default, this Note may, as provided in the Credit
  Agreement, and without demand, notice or legal process of any kind, be declared and immediately shall become, due and payable.

    5.  The Maker waives diligence, demand,
  presentment, protest and notice of nonpayment, protest and any renewals or extensions of this Note.

    6. This Note shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Connecticut.

  TRANS-LUX CORPORATION


  By /s/ Victor Liss
  ----------------------------------------------
    Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer

  INTEGRATED SYSTEMS ENGINEERING, INC.


  By /s/ Victor Liss
  ----------------------------------------------
    Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer

  TRANS-LUX CONSULTING CORPORATION


  By /s/ Victor Liss
  ----------------------------------------------
  Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer

  TRANS-LUX SIGN CORPORATION


  By /s/ Victor Liss
  ----------------------------------------------
  Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer






































              REVOLVING PROMISSORY NOTE


  $4,000,000                  As of August 28, 1995
                              Stamford, Connecticut

    1.  For value received, the undersigned, TRANS-LUX
  CORPORATION, a Delaware corporation (the "Maker"), promises to pay to the order of FIRST FIDELITY BANK, a Connecticut banking corporation (the "Lender"), at its office at 300 Main Street, Stamford, Connecticut, or at such other place as the holder hereof may designate, the principal sum of the lesser of FOUR
  MILLION DOLLARS ($4,000,000) or so much thereof as has been advanced to the Maker, or is outstanding for the account of the Maker, pursuant to the terms of the Credit Agreement (as defined below).

    2.  This Note is issued pursuant to the Credit
  Agreement dated as of the date hereof, between, among others, the Maker and the Lender (as amended, restated, supplemented or otherwise modified from time-to-time, the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents (as defined therein), to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the advances under the Credit
  Agreement were made.

    3. The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.
  Interest thereon shall be paid until such principal amounts are paid in full at such interest rates and at such times as are specified in the Credit Agreement.

    4. Upon and during the occurrence of an Event of Default, this Note may, as provided in the Credit
  Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become due and payable.

    5.  The Maker waives diligence, demand,
  presentment, protest and notice of nonpayment, protest and any renewals or extensions of this Note.

    6. This Note shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Connecticut

  TRANS-LUX CORPORATION


  By /s/ Victor Liss
  ----------------------------------------------
  Victor Liss
  Its President


  By /s/ Angela Toppi
  ----------------------------------------------
    Angela Toppi
  Its Treasurer and Chief Financial Officer